Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

PARAMOUNT GROUP, INC.

as Agent for

1177 AVENUE OF THE AMERICAS, L.P.

Landlord,

-and-

ARCHIPELAGO HOLDINGS, INC.

Tenant.

L E A S E

Dated: November 3, 2004

TABLE OF CONTENTS

Article

ARTICLE 1
Premises, Term, Purposes and Rent

ARTICLE 2
Completion and Occupancy

ARTICLE 3
Use of Premises

ARTICLE 4
Appurtenances, Etc., Not to be Removed

ARTICLE 5
Various Covenants

ARTICLE 6
Changes or Alterations by Landlord

ARTICLE 7
Damage by Fire, Etc.

ARTICLE 8
Condemnation

ARTICLE 9
Compliance with Laws

ARTICLE 10
Accidents to Plumbing and Other Systems

ARTICLE 11
Notices and Service of Process

ARTICLE 12
Conditions of Limitation

ARTICLE 13
Re-entry by Landlord

ARTICLE 14
Damages

ARTICLE 15
Waivers by Tenant

ARTICLE 16
Waiver of Trial by Jury

ARTICLE 17
Elevators, Cleaning, Heating, Air Conditioning, Services, Etc.

ARTICLE 18
Lease Contains All Agreements—No Waivers

ARTICLE 19
Parties Bound

ARTICLE 20
Curing Tenant’s Defaults—Additional Rent

ARTICLE 21
Inability to Perform

ARTICLE 22
Adjacent Excavation—Shoring

ARTICLE 23
Article Headings

ARTICLE 24
Electricity and Water

ARTICLE 25
Assignment, Mortgaging, Subletting, Etc.

ARTICLE 26
Escalations

ARTICLE 27
Subordination

ARTICLE 28
Miscellaneous

ARTICLE 29
Layout and Finish

ARTICLE 30
Insurance

ARTICLE 31
Security Deposit

ARTICLE 32
Extension Option

ARTICLE 33
Right of First Offering

ARTICLE 34
Telecommunications Conduit

ARTICLE 35
Quiet Enjoyment

SIGNATURES

RULES AND REGULATIONS

EXHIBIT A
RENTAL PLAN

EXHIBIT B
OPERATING EXPENSES

EXHIBIT C
HEATING, VENTILATING AND AIR-CONDITIONING SPECIFICATIONS

EXHIBIT D
CLEANING AND JANITORIAL SERVICES

EXHIBIT E
FORM OF LETTER OF CREDIT

EXHIBIT F
FIRST OFFERING SPACE

LEASE

LEASE, dated as of November 3, 2004 between PARAMOUNT GROUP, INC., as Agent for 1177 AVENUE OF THE AMERICAS, L.P. (Landlord), having offices at 1633 Broadway, Suite 1801, New York, NY 10019 and ARCHIPELAGO HOLDINGS, INC. (Tenant), an Illinois corporation, having an office at 100 South Wacker Drive, Suite 1800, Chicago, IL 60606(Lease).

W I T N E S S E T H:

ARTICLE 1

Premises, Term, Purposes and Rent

Section 1.01           Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, subject to any ground and/or underlying leases and/or mortgages as herein provided, and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term herein stated, the entire 16th floor substantially as shown on the rental plan annexed hereto as Exhibit A, in the building known as and located at 1177 Avenue of the Americas, New York, New York (Building).  Said leased premises, together with all Appurtenances, as herein defined, (except Tenant’s Property, herein defined) are herein called the “Premises”.  The plot of land on which the Building is located is herein called the “Land”.

Section 1.02           The term of this Lease shall commence on the date Landlord delivers possession of the Premises to Tenant with Landlord’s Work (as hereinafter defined) substantially complete (subject to Section 2.02 hereof) (Term Commencement Date) and shall end *** (***) years and ***(****) months thereafter (Expiration Date) or on such earlier date upon which said term may expire or be terminated as herein provided or pursuant to law.

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Section 1.03           The Premises shall be used for the following, but no other purpose, namely:  executive and general offices (and customary ancillary uses associated therewith, including securities trading and related activities thereto (provided such related activities are consistent with the character of the Building as a first-class office building), provided the same do not otherwise violate the Certificate of Occupancy for the Building or the remaining terms and conditions of this Lease).

Section 1.04           The rent reserved under this Lease for the term hereof shall be and consist of the following fixed rent (Fixed Rent), namely:  $*** per annum, commencing on the Term Commencement Date and continuing for *** (***) years and *** (***) months thereafter; and $**** per annum through the balance of the Lease term.  The Fixed Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during said term, plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as herein provided; all to be paid to Landlord at Post Office Box 11180, New York, NY 10286-1180, or such other place as Landlord may designate, in lawful money of the United States of America.

Section 1.05           Tenant does hereby covenant and agree promptly to pay the Fixed Rent, additional rent and other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any setoff or deduction whatsoever, and to keep, observe and perform, and permit no violation of, each of Tenant’s obligations hereunder.  If the Fixed Rent shall commence on any date other than the first day of a calendar month, the Fixed Rent for such calendar month shall be prorated.

Section 1.06           The parties hereby agree that for all purposes of this Lease the rentable area of the Premises is deemed to be 23,980 square feet.  Neither party shall make any claim for either an increase or decrease in Fixed Rent or additional rent based on the rentable area of the Premises or any

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portion thereof being other than as set forth in the preceding sentence.

Section 1.07           In the event that the Term or Rent Commencement Date or Expiration Date is not a date certain, then each party agrees to execute, within ten (10) days after the other makes a request therefor, an agreement setting forth such dates, provided, however, that either party’s failure to execute said agreement shall in no way affect such dates or the validity of this Lease, nor shall same constitute a default under this Lease.

Section 1.08           If any of the Fixed Rent or additional rent payable under this Lease shall be or become uncollectible, reduced or required to be refunded because of any legal requirements, Tenant shall enter into such agreement(s) and take such other legally permissible steps as Landlord may reasonably request to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal requirements may be legally permissible and not in excess of the amounts reserved therefor under this Lease.  Upon the termination of such legal requirements, (a) the rents hereunder shall be payable in the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal requirements less (ii) the rents paid by Tenant during the period such legal requirements were in effect.

Section 1.09           To the extent permitted under applicable law, in the event any of the conditions hereinafter set forth in Sections 12.01(a), 12.01(b) or 12.01(c) of this Lease occur at any time prior to the Term Commencement Date, then notwithstanding anything in this Lease or in any bankruptcy or insolvency law to the contrary, this Lease shall thereupon automatically become null and void ab initio.

Section 1.10           Provided that Tenant is not then in monetary default beyond the expiration of any applicable notice and cure period of any of the terms, conditions, covenants or agreements of this Lease on its part to be performed, the Fixed Rent only shall be abated for the first *** (***) months commencing on the Term Commencement Date.  The date immediately

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following such *** (****) month period shall herein be called the “Rent Commencement Date.”

ARTICLE 2

Completion and Occupancy

Section 2.01           Tenant acknowledges that it has inspected the Premises and agrees to accept possession of same in its “as-is” physical condition on the Term Commencement Date, it being understood and agreed that Landlord shall not be obligated to perform any alterations, improvements or repairs to the Premises or furnish to or remove from the Premises any alterations, improvements, fixtures, materials or any other property whatsoever except that Landlord shall, at its sole expense *** (Landlord’s Work) which shall be performed substantially in accordance with the demolition plan for the 15th floor of the Building previously furnished by Landlord to Tenant (existing ADA bathroom to remain).  In the event that Landlord is delayed in substantially completing Landlord’s Work and such delay was caused in any way by Tenant, then Landlord’s Work shall be deemed substantially complete on the day it otherwise would have been substantially completed but for Tenant-caused delays, and the Term Commencement Date shall be deemed to be said date despite the fact that Landlord’s Work was not substantially complete on said date.  For purposes of Sections 1.02 and 2.01, the term “substantially complete” shall mean that only minor details of construction, mechanical adjustment or decoration remain to be performed, which will not prevent Tenant from performing the construction required to prepare the Premises for Tenant’s initial occupancy. Tenant further acknowledges that it shall not be entitled to any free rent, concessions, credits or contributions of money from Landlord with respect to the Premises (except as provided for in Sections 1.10 and 29.02 hereof).

Section 2.02           Tenant shall occupy the Premises as soon as the same are available for occupancy.  Landlord and Tenant agree that any failure to have the Premises available to Tenant for its occupancy on a date certain shall in no way affect the

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validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any wise to extend the term of this Lease or impose any liability on Landlord.  The provisions of this Section 2.02 are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law and any other similar law hereafter in force.  The Fixed Rent reserved and covenanted to be paid under this Lease shall commence on the Rent Commencement Date.  Tenant, by entering into occupancy of any part of the Premises, shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part and that such part was in satisfactory condition as of the date of such occupancy unless within ten (10) days after such date Tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.  In the event Landlord fails to deliver possession of the Premises to Tenant on or before May 31, 2005, unless such failure is due to strikes or labor troubles, acts of God, or the acts or omissions, negligence or otherwise of Tenant or its agents or employees, then Tenant, as its sole and exclusive remedy, shall have the one-time right to terminate this Lease, provided Landlord receives written notice of Tenant’s election to terminate this Lease on or before June 15, 2005 (time being of the essence).  In the event (i) Landlord does not receive said notice on or before June 15, 2005, or (ii) Landlord delivers possession of the Premises to Tenant prior to receiving said notice, Tenant’s right to terminate this Lease shall lapse and be of no further force and effect.  Upon such termination, neither party shall have any liability to the other under this Lease.  In the event Landlord fails to deliver possession of the Premises to Tenant on or before December 31, 2005, unless such failure is due to the acts or omissions, negligence or otherwise of Tenant or its agents or employees, then Tenant, as its sole and exclusive remedy, shall have the one-time right to terminate this Lease, provided Landlord receives written notice of Tenant’s election to terminate this Lease on or before January 15, 2006 (time being of the essence).  In the event (i) Landlord does not receive said notice on or before January 15, 2006, or (ii) Landlord delivers possession of the Premises to Tenant prior to receiving said notice, Tenant’s right to terminate this Lease shall lapse and be of no further force and effect.  Upon such termination, neither party shall have any liability to the other under this Lease.

ARTICLE 3

Use of Premises

Section 3.01           Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used in any manner which would violate the Certificate of Occupancy for the Building or, for any purpose other than the use hereinbefore specifically mentioned.  Those portions, if any, of the Premises, identified as toilets and utility areas shall be used by Tenant only for the purposes for which they are designed.

Section 3.02           Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which, in the reasonable judgment of Landlord, shall in any way materially impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or Premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.  No property other than such as might normally be brought upon or kept in the Premises as an incident to the reasonable use of the Premises for the purposes specified in this Lease shall be brought upon or kept in the Premises.

Section 3.03           If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Premises, and if the failure to secure such license or permit might or would, in any way, adversely affect Landlord, then Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord.  Tenant, at Tenant’s expense, shall at all times comply with the requirements of each such license or permit.

ARTICLE 4

Appurtenances, Etc., Not to be Removed

Section 4.01           (a)           All alterations, additions, decorations, fixtures, equipment, improvements, installations and appurtenances attached to, or built into the Premises prior to, at the commencement of or during the term hereof (Appurtenances), whether or not furnished or installed at the expense of Tenant or by Tenant, including without limitation, Tenant’s Changes as defined in Section 5.01(e) hereof, shall be and remain part of the Premises and be deemed the property of Landlord and shall not be removed by Tenant, except as otherwise expressly provided in this Lease.  Without limiting the generality of the immediately preceding sentence, all electric, plumbing, heating, sprinkler, dumbwaiter, elevator, telephone, telegraph, communication, radio and television systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, stairs, paneling, cupboards (whether or not recessed in paneling), molding, shelving, radiator enclosures, cork, rubber, tile and composition floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed included in such Appurtenances, if attached to or built into the Premises.  Appurtenances shall also include, without limitation, all wiring, cables, risers and similar installations appurtenant thereto installed by Tenant in the risers or other common areas of the Building.  Notwithstanding anything contained in this Section 4.01 to the contrary, any Appurtenances furnished and installed in any part of the Premises at the sole expense of Tenant and all of Tenant’s personal property (such Appurtenances as referred to in this sentence and Tenant’s personal property collectively “Tenant’s Property”) may be removed from the Building by Tenant prior to the Expiration Date, provided however, if and to the extent requested by Landlord prior to the Expiration Date, all Appurtenances, Tenant’s Property and Tenant’s Changes so requested by Landlord shall be removed from the Building by Tenant prior to such Expiration Date.  Tenant shall repair, restore, replace and/or rebuild (as the circumstances may require), in a good and workmanlike manner any damage to the Premises or the Building caused by such removal.  At the time of installing any Appurtenance, Tenant’s Property or Tenant’s Changes, Tenant may request Landlord to waive Tenant’s obligation to remove in writing.  Tenant shall not be obligated to remove any such Appurtenance, Tenant’s Property or Tenant’s Changes which are the subject of any such written waiver signed by Landlord but must provide a copy of such written waiver in the event that a dispute arises.  Failure to provide a copy of any such waiver shall be presumptive evidence that a waiver was not granted.  If any of the Appurtenances, Tenant’s Property or Tenant’s Changes which are required to be removed from the Building by Tenant are not so removed within the time above specified, then Landlord (in addition to all other rights and remedies to which Landlord may be entitled at any time) may at its election deem that the same has been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of Tenant’s obligation to pay the actual out-of-pocket expenses of removing the same from the Premises or the expense of repairing, restoring, replacing and/or rebuilding (as the circumstances may require) damage to the Premises or to the Building arising from such removal, which obligation shall survive the Expiration Date.

(b)           Notwithstanding anything contained in this Section 4.01 to the contrary, Tenant shall not be required to remove any Tenant’s Changes which Tenant may perform to the Premises pursuant to and in accordance with the terms of this Lease which are non-structural, do not involve the perforation of a floor slab or the exterior facade, and are otherwise consistent with customary office usage.  Tenant shall (if designated by Landlord at the time Landlord approves the plans for Tenant’s Changes) be required to remove overstandard and/or structural alterations, including, without limitation, structural steel installed below existing members, raised flooring, and any bathrooms other than the base Building core area bathrooms, provided however, as to the said items Tenant may be required to remove Landlord will specify such items on Landlord’s approval of the plans and specifications for Tenant’s Changes (Tenant being obligated to remove only such items as it installs within the Premises and are so specified by Landlord).  Tenant shall also be required to remove any wires, cabling or other installations within any conduits or riser space within the Building.

Section 4.02           All the perimeter walls and doors of the Premises, any balconies, terraces or roofs adjacent to the Premises, and any space in and/or adjacent to the Premises used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks, or other similar or dissimilar Building facilities, and the use thereof, as well as access thereto (including the right to secure same) through the Premises for the purpose of such use and the operation, improvement, alteration, replacement, addition, repair, cleaning, maintenance, safety, security, and/or decoration thereof, are expressly reserved to Landlord.

ARTICLE 5

Various Covenants

Section 5.01           Tenant covenants and agrees that Tenant will:

(a) Except for Landlord’s obligations under Section 10.02 hereof, take good care of and maintain in good order, condition and repair the Premises and Appurtenances, and, at Tenant’s sole cost and expense, make all non-structural repairs, restorations and/or replacements thereto as may be required to keep the Premises and Appurtenances in good order and condition.  Tenant shall also be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building and the facilities and systems thereof, the need for which arises out of (i) the performance or existence of Tenant’s Changes (herein defined), (ii) the installation, use or operation of Tenant’s Property, (iii) the moving of Tenant’s Property into or out of the Premises or the Building, (iv) Tenant’s compliance or non-compliance with any legal and/or insurance requirements or (v) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their agents, licensees or invitees.  Any repairs in or to the Building and/or the facilities and systems thereof for which Tenant is so responsible shall be performed by Landlord at Tenant’s expense and Tenant shall pay Landlord’s charge therefor as additional rent hereunder within ten (10) days after Landlord gives Tenant an invoice therefor.  All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made in conformity with the provisions of this Lease and shall be at least equal in quality and class to the original work or installation or the then standards for the Building established by Landlord.

(b) Observe and comply (and cause its agents, employees, invitees and licensees to observe and comply) with the rules and regulations annexed hereto and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, provided, however, that in the case of any conflict between the provisions of this Lease and such rule or regulation, the provisions of this Lease shall control; and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant and; provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors, invitees, subtenants or licensees.  In enforcing the rules and regulations, Landlord agrees to treat similarly situated tenants in a similar fashion.

(c) Subject to Section 5.02(a) hereof, permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the Premises at all reasonable hours upon reasonable (24-hours) prior written (fax being acceptable) notice (except in the case of an emergency when no notice will be required) for the purposes of inspection, or of making repairs, replacements or improvements in or to the Premises or the Building or equipment, or of complying with all laws, orders and requirements of governmental or other authority or of fulfilling any obligation or exercising any right reserved to Landlord by this Lease (including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the Premises (in compliance with all insurance and legal requirements) all necessary materials, tools and equipment).

(d)  Make no claim against Landlord, or any lessor under any ground or underlying lease, or any mortgagee under any mortgage or trust indenture (collectively herein the “Indemnitees”) for any damage to property entrusted to employees of Landlord or for any loss of or damage to any property by theft (including damage resulting from theft or attempted theft) or any injury or damage to Tenant or other persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness, or caused by other tenants or persons in the Building, or by any other cause of whatsoever nature (including, without limitation, damage or injury caused by any hazardous or dangerous condition, waste, material and/or substance (as the same may be defined in any local, state or federal rule, regulation or statute)), unless caused by or due to the negligence or willful misconduct of Landlord, its agents, servants or employees, but subject to the Sections 7.03 and 7.04 hereof.

(e)           (i)            Make no alterations, decorations, installations, repairs, additions, improvements or replacements including Tenant’s initial work in the Premises necessary for Tenant’s occupancy thereof (herein collectively called “Tenant’s Changes”) in, to or about the Premises without Landlord’s prior written consent; provided, however, Landlord agrees (1) that Tenant shall not be required to obtain Landlord’s prior written consent to Tenant’s Changes which (a) are non-structural and decorative in nature and/or do not involve the perforation of any floor slab, (b) do not connect to or adversely affect any of the Building’s systems, (c) are not visible from outside the Premises, (d) do not cost in excess of $*** in the aggregate in any twelve (12) month period, (e) do not affect, nor are visible from, the exterior of the Building, and (f) do not affect the common corridor of any floor on which the Premises are located (if any) or any other common areas of the Building, provided that Tenant gives Landlord (x) no less than ten (10) business days’ prior written notice of its intention to so perform such Tenant’s Changes along with copies of the plans and specifications related thereto (or a detailed sketch for those Tenant’s Changes for which plans and specifications are not customarily prepared) and (y) such other information which Landlord reasonably requests with respect thereto within five (5) business days’ after the same is requested, and (2) to be reasonable in granting or withholding its consent to Tenant’s Changes which meet the criteria set forth in (a), (b), (c), (e), and (f) but cost in excess of $*** in the aggregate in any twelve (12) month period.  Tenant’s Changes shall only be performed by contractors, subcontractors or mechanics approved by Landlord provided Landlord’s approval with respect thereto shall be reasonable if the Tenant’s Changes involved meet the criteria set forth in (a), (b), (c), (e), and (f).  Tenant’s Changes shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time reasonably designate.  Landlord shall not unreasonably withhold its consent to Tenant’s Changes involving floor reinforcements, subject to Tenant’s compliance with all applicable provisions of this Lease.

(ii)           Prior to the commencement of any Tenant’s Changes, Tenant shall submit to Landlord, (1) for Landlord’s

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written approval, three (3) complete sets of the plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant’s Changes in detail satisfactory to Landlord, and (2) upon Landlord’s request and for Tenant’s Changes estimated to cost in excess of $***, at Tenant’s sole cost and expense, either (i) a completion bond, issued by a surety company acceptable to Landlord in an amount at least equal to the estimated cost of such Tenant’s Changes or (ii) at Tenant’s option, an irrevocable letter of credit (the combined sum under this letter of credit and the letter of credit held as the security deposit hereunder shall never exceed the total amount of the security deposit required hereunder at the time of the Tenant’s Change), drawn on a bank which is a member of The New York Clearing House Association and otherwise satisfactory to Landlord, in an amount equal to *** percent (***%) of Landlord’s estimate of the cost of performing such Tenant’s Changes, in each case guaranteeing to Landlord the completion of such Tenant’s Changes within a reasonable time, as follows:  (A) free and clear of all liens, conditional bills of sale, security agreements and other claims, charges and encumbrances (other than security agreements or other encumbrances in favor of any mortgagee of Landlord) and (B) in accordance with the requirements of this Lease.  Landlord shall respond to Tenant’s request for approval of Tenant’s plans within ten (10) business days after Landlord’s receipt of such plans.  In no event shall any material or equipment be incorporated in or to the Premises in connection with any such Tenant’s Changes which is subject to any lien, security agreement, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement.  Any mechanic’s lien filed against the Premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law or otherwise.

(iii)          All Tenant’s Changes shall at all times comply with (x) all applicable laws, rules, orders and regulations of governmental authorities having jurisdiction thereover and all applicable insurance requirements, (y) the

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rules and regulations of Landlord for tenant alterations, and (z) the plans and specifications submitted to and approved by Landlord and Tenant’s construction contract incorporating such plans and specifications.  In connection with any Tenant’s Changes, Tenant shall pay to Landlord, as additional rent, within ten (10) days after demand a fee equal to the reasonable actual out-of-pocket costs incurred by Landlord in connection with, or relating to, any such Tenant’s Changes.  Except as otherwise provided in this Section 5.01, no Tenant’s Changes shall be undertaken, started or begun by Tenant or by its agents, employees, contractors or anyone else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.  Unless all of the conditions contained in this Section 5.01(e) are fully satisfied, Landlord shall have the right, in Landlord’s sole and absolute discretion, to withhold its consent to any Tenant’s Changes.  Landlord’s consent to such plans and specifications shall create no responsibility or liability on the part of Landlord with respect to their completeness, design sufficiency or compliance with all applicable laws and/or insurance requirements; nor shall Landlord’s execution of any documents required to be filed with any governmental authority in connection with Tenant’s installations or changes create any responsibility or liability on the part of Landlord to take remedial measures to bring any Tenant’s installations or changes into compliance with applicable legal and/or insurance requirements (such responsibility or liability being allocated hereunder to Tenant).  If any Tenant’s Changes are made or installed in violation of this Section 5.01(e), Landlord may, at Tenant’s sole cost and expense, without incurring any liability to Tenant whatsoever, enter upon the Premises and remove such illegitimate Tenant’s Changes and repair any damage caused by the installation and/or removal of the same.

(iv)          In connection with the completion of Tenant’s Changes or in the performance of any other activities within the Building by or on behalf of Tenant:  (a) neither Tenant nor its agents, contractors or subcontractors shall interfere with the operations of the Building or any work being done by Landlord or its agents, contractors or subcontractors in the Building; (b) Tenant shall comply with any reasonable work schedule, rules and regulations proposed by Landlord or its agents; (c) Tenant shall conform to all of Landlord’s labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute; and (d) the labor employed or contracted for by Tenant shall be harmonious and compatible with the labor employed or contracted for by Landlord in the Building, it being agreed that, if in Landlord’s reasonable judgment Tenant’s labor is incompatible, Tenant shall forthwith upon Landlord’s demand withdraw Tenant’s labor from the Premises.  If Tenant fails to take any such actions regarding labor matters, Landlord shall have the right, in addition to any other rights and remedies available to it under this Lease or pursuant to law or equity, to seek immediate injunctive relief. Tenant further agrees that it will, prior to the commencement of any work in the Premises, deliver to Landlord certificates of insurance evidencing worker’s compensation, public liability, property damage and such other insurance coverages in such amounts as are reasonably acceptable to Landlord in connection with Tenant’s Changes.  Tenant shall keep records of Tenant’s Changes costing in excess of $**** and of the cost thereof for a period of two (2) years.  Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records.

(f)  Not do or permit to be done any act or thing in the Premises which will invalidate or be in conflict with fire insurance policies issued for office buildings in the Borough of Manhattan, City of New York, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the Premises which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord, or otherwise result in non-compliance with the requirements and recommendations of the National Board of Fire Underwriters or similar organizations promulgating requirements and recommendations with respect to the Premises.  If by reason of failure of Tenant to comply with the provisions of this paragraph including, but not limited to, the mere use to which Tenant puts the Premises, the fire insurance rate payable by Landlord shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord.  In any action or proceeding wherein Landlord and Tenant are parties, a schedule or “make up” rate for the Building or Premises issued by the New York Fire Insurance Rating Organization, or other body making fire insurance rates for the Premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the Premises.  That the Premises are being used for the purpose set forth in Article 3 hereof, shall not relieve Tenant from the foregoing duties, obligations and expenses (except that if premiums are being raised generally for office buildings then such increase shall be reflected as part of Operating Expenses, as herein defined).

(g)  Permit Landlord, at reasonable times upon reasonable (48-hours) prior written (fax being acceptable) notice, to show the Premises to any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage of the Building and/or the Land or of Landlord’s interest therein, and their representatives, and during the period of twelve (12) months immediately preceding the Expiration Date with respect to any part of the Premises similarly show any part of the Premises to any person contemplating the leasing of all or a portion of the same.

(h)  At the end of the term, quit and surrender to Landlord the Premises “broom clean” and in good order and condition, reasonable wear and tear excepted, and Tenant shall remove Tenant’s Changes as required by Section 4.01(b) hereof and/or Tenant’s Property as Landlord elects to have Tenant remove.  If the last day of the term of this Lease falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.  Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any similar successor law of the same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this paragraph (h).  If the Premises shall not be surrendered within thirty (30) days after the Expiration Date, Tenant hereby indemnifies Landlord against liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant or prospective tenant founded upon such delay, as well as for any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and disbursements) incurred in connection therewith.  If Tenant shall remain in possession of the Premises after the Expiration Date without the execution of a new lease (whether or not with the consent or acquiescence of Landlord), Tenant’s occupancy shall be deemed to be that of a tenancy-at-will, and in no event from month-to-month or from year-to-year, and it shall be subject to all of the other terms of this Lease applicable thereto, including those set forth in this paragraph (h).  In the event that Tenant defaults or remains in possession of the Premises or any part thereof after the expiration of the tenancy-at-will created hereby then Tenant’s occupancy shall be deemed a tenancy-at sufferance and not a tenancy-at-will.  Nothing contained herein shall be construed to constitute Landlord’s consent to Tenant holding over after the Expiration Date or to give Tenant the right to hold over after the Expiration Date.  During the period in which Tenant holds over, Tenant shall pay rent to Landlord at a monthly rental equal to the greater of (i) 1.5 times the monthly Fixed Rent, plus all additional rent and other charges last payable by Tenant hereunder, or (ii) the fair market rental value of the Premises on a monthly basis, provided however, and on the condition Landlord and Tenant are then engaged in good-faith negotiations to extend or renew the term of this Lease, the holdover rent payable by Tenant hereunder shall not increase during the first thirty (30) days after the Expiration Date.  Tenant’s obligations under this paragraph (h) shall survive the expiration of this Lease.

(i)  At any time and from time to time upon not less than ten (10) business days’ prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone else Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying to Landlord or to anyone else Landlord shall designate that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), specifying the dates to which the Fixed Rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any provision of this Lease and, if so, specifying each such default of which the signer may have knowledge, and further stating such other items or information as Landlord or Landlord’s designee may reasonably request, including without limitation, Tenant’s undertaking not to pay any rent or other charges for more than a specified period in advance of the due dates therefor set forth herein; it being intended that any such statement so delivered may be relied upon by the person to whom the statement is given.  If Tenant fails to execute and deliver the statement as and when required by this Section 5.01(i), then:  (1) notwithstanding any other provision of this Lease, such failure (if same continues for more than five (5) business days after Landlord notifies Tenant of such failure) shall constitute a default under this Lease beyond any applicable cure period entitling Landlord to the same rights and remedies as if such default was with respect to nonpayment of Fixed Rent, and (2) Tenant shall thereupon constitute and appoint Landlord and/or its successors in interest as Tenant’s attorney-in-fact to execute and deliver any such statement or statements for and on behalf of Tenant.

(j)  Not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed.  If such safe, machinery, equipment, freight, bulky matter or fixtures require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York.  Notwithstanding said consent of Landlord, Tenant shall defend and indemnify Landlord for, and hold Landlord harmless and free from, all loss, costs, liabilities and damages sustained by person or property, as well as for all expenses and reasonable attorneys’ fees incurred in connection therewith, and all costs incurred in repairing any damage to the Building or Appurtenances (including, without limitation, Landlord’s reasonable charge for any repairs performed by Landlord’s employees).

(k)  To the extent not prohibited by applicable law, indemnify, defend and save harmless, the Indemnitees, and their respective officers, directors, contractors, agents and employees, from and against any and all liability (statutory or otherwise), claims, actions, suits, demands, damages, judgments, costs, interest and expenses of any kind or nature of anyone whomsoever (including, but not limited to, reasonable counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of any claim for, any injury to, or death of, any person or persons, theft or damage to property (including any loss of use thereof) or damage to the Building or Appurtenances or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Landlord or its agents or employees) in or about the Premises and/or the Building during or subsequent to (in the case of a holdover) the term of this Lease, or arising from any condition of the Premises and/or the Building due to or resulting from any default by Tenant in the performance of Tenant’s obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant’s officers, directors, agents, contractors, employees, subtenants, licensees or invitees.  Where not prohibited by applicable law, no workers’ compensation claim by any of Tenant’s employees will be subrogated against Landlord.  Tenant’s obligations under this paragraph shall survive the Expiration Date, subject to any applicable statutes of limitations.

(l)  Not do or permit to be done any act or thing which would cause any hazardous or dangerous condition, waste, material and/or substance (as the same may be defined in any local, state or federal rule, regulation or statute) to be used, stored, transported, released, handled, produced, created, disposed of, or installed in, on, from, or at the Premises and/or the Building, except for small amounts of standard office and cleaning supplies; provided that all such materials and/or substances (i) shall at all times be used, stored, transported, released, handled, produced, created, disposed of, and/or installed in compliance with all applicable legal and/or insurance requirements, (ii) shall not create any additional burden on Landlord to notify other tenants, the public or any governmental authority of the existence of such materials and/or substances and (iii) shall not cause any increase in Landlord’s insurance rates.  Landlord shall not be deemed responsible for and Tenant agrees to indemnify and defend Landlord for, and hold Landlord harmless and free from, any and all loss, liability, damages, costs and expenses sustained by person or property and any and all loss, liability, damages, costs and expenses incurred by Landlord with respect to or in settlement of any claims or judgments brought in connection with any environmental condition in the Premises or the Building created or caused by Tenant or its agents, including reasonable counsel fees and disbursements incurred in connection therewith.  Tenant shall be responsible for all adverse affects of backflow, backfeed, harmonics and other like-type conditions, whether to, in, at, or outside the Building, which emanate from, are caused by, or relate to the Premises and/or the systems serving the Premises and/or the equipment, machinery, fixtures, furnishings, products and lighting located in the Premises.

Section 5.02           Landlord covenants and agrees that Landlord will:

(a)  use reasonable efforts not to interfere with Tenant’s business during such times as Landlord exercises its rights under the various provisions of this Lease which permit Landlord to perform work, repairs, improvements, maintenance and/or alterations to the Building (including the Premises) but Landlord shall not be required to perform the same on an overtime or premium pay basis; and

(b)  give Tenant reasonable prior written (fax being acceptable) notice of all entry into the Premises (except in the case of an emergency when no such notice shall be required).

ARTICLE 6

Changes or Alterations by Landlord

Section 6.01           Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may deem necessary or desirable; provided, however, Landlord agrees that the end result of any of the foregoing shall not materially interfere with Tenant’s use of the Premises or access thereto.  Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

Section 6.02           Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time upon no less than thirty (30) days prior notice.  Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant be regulated or discontinued at any time by Landlord.  If at any time any windows of the Premises are (i) broken, temporarily darkened (which shall not be construed as encompassing any solar-tinting and/or blinds that Landlord may require) or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof or (ii) permanently darkened (which shall not be construed as encompassing any solar-tinting and/or blinds that Landlord may require) for any reason whatsoever beyond Landlord’s control or (iii) temporarily or permanently closed or rendered inoperable for any reason whatsoever including, but not limited to, Landlord’s own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor or abatement of rent nor shall the same release Tenant from its obligations hereunder or constitute an eviction and Landlord shall use commercially reasonable efforts to diligently correct such condition to the extent practical and to the extent within Landlord’s control.

Section 6.03           Except as provided in Article 7 and Section 17.05 of this Lease, there shall be no allowance to Tenant for a diminution of rental value, the same shall not constitute an eviction of Tenant in whole or in part and Landlord shall incur no liability whatsoever by reason of inconvenience, annoyance, or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises or in the Appurtenances thereof or in the taking or storing of material in the Premises in connection therewith and no liability shall be incurred by Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the Premises, or in the Appurtenances.

ARTICLE 7

Damage by Fire, Etc.

Section 7.01           Subject to Section 7.02, if any part of the Premises shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord and Landlord shall proceed with reasonable diligence, and in a manner consistent with the reasonable provisions of any ground or underlying lease and any mortgage affecting the same or the Land and/or the Building or Landlord’s interest therein, to repair such damage, and if any part of the Premises shall be rendered untenantable by reason of such damage, the annual Fixed Rent payable hereunder shall be abated to the extent that such Fixed Rent relates to such part of the Premises for the period from the date of such damage to the date when such part of the Premises shall have been made tenantable or to such earlier date upon which the full term of this Lease with respect to such part of the Premises shall expire or terminate.  If Landlord or any holder of any superior mortgage (as herein defined) or any lessor under any superior lease (as herein defined) shall be unable to collect the insurance proceeds (including rent insurance) applicable to such damage solely because of some bad faith action or inaction on the part of Tenant or Tenant’s agents, contractors, employees, guests, invitees or licensees, then Landlord’s charge for repairing such damage shall be paid by Tenant and there shall be no abatement of rent.  Landlord shall use commercially reasonable efforts to avoid any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof.  Tenant acknowledges and agrees that Landlord shall not:  (i) carry insurance of any kind on any Appurtenances, Tenant’s Property, or Tenant’s Changes or (ii) be obligated to repair any damage thereto or replace any of same, which obligation shall be the sole responsibility of Tenant.

Section 7.02           If substantial alteration or reconstruction of the Building shall, in the reasonable opinion of Landlord, be required as a result of damage by fire or other casualty (whether or not the Premises shall have been damaged by such fire or other casualty) and if Landlord does not act in a manner discriminatory to Tenant, or if more than fifty percent (50%) of the Premises shall be damaged by fire or other casualty during the last two (2) years of the term of this Lease, then this Lease and the term and estate hereby granted may be terminated by Landlord by its giving to Tenant within one hundred twenty (120) days after the date of such damage written notice specifying a date, not less than thirty (30) days after the giving of such notice, for such termination.

Section 7.03           Landlord and Tenant shall each secure an appropriate clause in, or an endorsement upon, each all risk property damage policy obtained by it and covering the Building, the Premises or Tenant’s Property pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to waive any claim it might have against the other.  Provided the terms of the applicable insurance policy will not be violated or rendered unenforceable, the waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party.

Section 7.04           Notwithstanding any other provision of this Lease to the contrary (other than the second sentence of Section 7.01) with respect to any property whether insured or not, each party hereby releases the other and its partners, agents and employees with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this Lease.  Nothing in this Section 7.04 shall relieve Tenant or Landlord of its obligations to make repairs to the Premises in accordance with the terms of this Lease.

Section 7.05           This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

Section 7.06           Notwithstanding the above to the contrary, in the event that more than fifty percent (50%) of the Premises shall be damaged by fire or other casualty and restoration is not substantially completed by Landlord within one (1) year after the occurrence of said casualty, subject to extension for circumstances beyond Landlord’s reasonable control (the “Restoration Period”), then Tenant shall be entitled to terminate this Lease provided Landlord receives a written termination notice (which shall be deemed irrevocable) from

Tenant within forty-five (45) days after the expiration of the Restoration Period, time being of the essence.  In the event that Landlord does not receive said notice within said forty-five (45) day period, then Tenant’s right to terminate pursuant to this Section 7.06 shall be void and of no further force or effect.

ARTICLE 8

Condemnation

Section 8.01           In the event that the whole of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title.  In the event that only a part of the Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent hereunder shall be abated in an amount thereof apportioned according to the area of the Premises so condemned or taken.  In the event that a material part of the Building shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at Landlord’s option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within one hundred twenty (120) days following the date on which Landlord shall have received notice of vesting of title.  If Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent payable hereunder shall be abated to the extent, if any, hereinbefore provided in this Article 8.  In the event that only a part of the Premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the Premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking.   However, Landlord shall not be obligated to repair any damage to Tenant’s Property or replace the same.

Section 8.02           In the event of a termination of this Lease pursuant to Section 8.01 of this Article 8, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the full term of this

Lease, and the Fixed Rent payable hereunder shall be apportioned as of such date.

Section 8.03           In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award.  The foregoing shall not prohibit Tenant’s independent claim for the value of Tenant’s trade fixtures and moving expenses and any other claim permitted under law so long as any award made to Tenant based upon such claim does not reduce the award otherwise payable to Landlord.

Section 8.04           Notwithstanding anything hereinabove contained in this Article, if all or any portion of the Premises shall be lawfully condemned or taken for any temporary public or quasi-public use not to exceed one consecutive year, this Lease shall not terminate and Tenant shall continue to perform or observe all of Tenant’s obligations hereunder as though such condemnation or taking had not occurred, except only as Tenant may be prevented from so doing by reason of the lawful use and occupancy of the Premises or portion thereof affected by such condemnation or taking during such temporary period.  In the event of any such condemnation or taking, Tenant shall be entitled to receive the award with respect to the Premises or portion thereof covered by such condemnation or taking (whether paid as damages, rent or otherwise), unless the period of occupancy extends beyond the termination of this Lease, in which case Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises and the balance of said award shall be apportioned between Landlord and Tenant as of the scheduled Expiration Date.  If such condemnation or taking shall end before the Expiration Date, Tenant shall, at its sole cost and expense, restore the Premises as nearly as possible to the condition in which they were prior to such condemnation or taking.

ARTICLE 9

Compliance with Laws

Section 9.01           Tenant, at Tenant’s expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use or alteration thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the Premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of Tenant, or is attributable to the specific manner of use (as opposed to mere office use) to which Tenant puts the Premises, or Tenant’s alteration thereof, or is required by reason of a breach of any of Tenant’s covenants and agreements hereunder.  Where any structural alteration of or in connection with the Premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall make such alteration and, subject to Section 26.04, pay the cost thereof.

Section 9.02           Subject to Section 26.04, Landlord shall, within a reasonable period of time after Tenant notifies Landlord of the same or Landlord obtains knowledge of same, comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Land and the Building or any part thereof (excluding the Premises) which are not the obligation of Tenant under this Lease, to the extent that non-compliance would adversely affect, by more than a de minimis amount, Tenant’s ability to use and occupy the Premises for the uses permitted under this Lease.

ARTICLE 10

Accidents to Plumbing and Other Systems

Section 10.01         Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building’s plumbing, electrical, heating, air conditioning (excluding any supplemental air conditioning units and equipment servicing the Premises which shall be Tenant’s responsibility to repair, maintain and replace)  or other systems serving, located in, or passing through the Premises (collectively, the “Systems”).  Following such notice, any such damage to or defective condition of the Systems shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the use by, Tenant or by the employees, agents, licensees or invitees of Tenant, Landlord’s actual out-of-pocket cost for the remedy thereof shall be paid by Tenant.  Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the negligence or willful misconduct of Landlord, its agents or employees in the operation or maintenance of the Premises or Building and the same shall not have been remedied by Landlord with reasonable diligence after written notice thereof from Tenant to Landlord; nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition.  Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be responsible for repairing any portion of the Systems serving the Premises (whether located within or outside the Premises) which were installed by or on behalf of Tenant.

Section 10.02         Landlord shall, at its sole cost and expense (except as otherwise provided herein), keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon the Building and all parts thereof, including structural elements, life-safety, plumbing, electrical and HVAC systems within the Building which generally service the Building and are required in the normal maintenance and operation of the Building.  Notwithstanding anything in this Section 10.02 or elsewhere in this Lease to the contrary, it is agreed that Landlord is not obligated hereunder to maintain the Building in any better repair or working order than as would be expected for a first-class office building in midtown Manhattan.

ARTICLE 11

Notices and Service of Process

Section 11.01         (a) Except as otherwise set forth below, any notice, consent, approval, demand or statement hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given only if sent by (i) registered or certified mail, return receipt requested, or (ii) by messenger or recognized overnight courier (requiring signed receipt), in either event addressed to such other party, which address for Landlord shall be the address as hereinbefore set forth, Attention:  Senior Vice President - Office Buildings, with copies to the Vice President of Property Management, at the address as hereinbefore set forth, and to the Building Manager, in care of the Building Office, 1177 Avenue of the Americas, New York, NY 10036, and for Tenant shall be the Premises (or Tenant’s address as hereinbefore set forth if mailed prior to Tenant’s occupancy of the Premises), or if the address of such other party for notices shall have been duly changed as herein provided, if mailed, as aforesaid, to such other party at such changed address.  Either party may at any time change the address for such notices, consents, approvals, demands or statements by mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address.  If the term “Tenant”, as used in this Lease, refers to more than one person, any notice, consent, approval, demand or statement given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.  Any notice, consent, approval, demand or statement given pursuant to the above shall be deemed received on the day of delivery (with signed receipt) or rejection, as the case may be.

(b) Tenant acknowledges and agrees that all disputes arising, directly or indirectly, out of or relating to this Lease should be dealt with by application of the laws of the State of New York and adjudicated in the state courts of the State of New York sitting in New York County or the Federal courts sitting in the State of New York in New York County; and hereby expressly and irrevocably submits Tenant to the jurisdiction of such courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Lease.  So far as is permitted under the applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners permitted by law, shall be necessary in order to confer jurisdiction upon Tenant in any such court.  Provided that service of process is effected upon Tenant in one of the manners permitted by law, Tenant irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (i) any objection which it may have, or may hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court as is mentioned in the previous paragraph, (ii) any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum, or (iii) any claim that it is not personally subject to the jurisdiction of the above-named courts.  Tenant hereby further irrevocably consents to the service of process in any suit, action or proceeding by the mailing or delivery of the appropriate documents (e.g., process or summons) by Landlord to the Premises and delivered in one of the manners set forth in 11.01(a) above.  Nothing herein shall in any way be deemed to limit the ability of Landlord to serve any such papers in any other manner permitted by applicable law.

(c)           Notwithstanding anything contained in this Lease to the contrary, bills for additional rent shall be deemed to have been duly given if sent to Tenant only (and no other party need receive it in order for the same to be deemed duly given) at the Premises (or Tenant’s address as hereinbefore set forth if mailed prior to Tenant’s occupancy of the Premises) by first class mail (and which need not be registered, certified or return receipt requested) or by messenger or recognized overnight courier without, in any case, the requirement of a signed receipt.

Section 11.02         Any notice which Landlord gives to Tenant (or any other party) prior to being notified of the assignment of this Lease (or the transfer of any interest in any portion of the Premises) shall be binding upon any such assignee (or party acquiring the interest) notwithstanding the fact that said assignee (or party acquiring the interest) did not receive any such notice.  Any action that Landlord may institute against Tenant (or any other party) prior to being notified of the assignment of this Lease (or the transfer of any interest in any portion of the Premises) shall be binding upon any such assignee (or party acquiring the interest) notwithstanding the fact that said assignee (or party acquiring the interest) is not named in any such action.  This Section 11.02 shall not be construed as negating the requirement of obtaining Landlord’s prior written consent under Article 25 in those instances where the same is required.

ARTICLE 12

Conditions of Limitation

Section 12.01         This Lease and the term and estate hereby granted are subject to the limitation that:

(a)  in case Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof,

(b)  in case a petition is filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed within sixty (60) days after its filing,

(c)  in case a receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment,

(d)  in case Tenant shall default in the payment of any Fixed Rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) business days’ after Landlord shall have given to Tenant a written notice specifying such default,

(e)  in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of Article 3 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within five (5) business days after Landlord shall have given to Tenant a written notice specifying the same,

(f)  in case Tenant shall default in the due keeping, observing or performance of any of Tenant’s obligations hereunder (other than a default of the character referred to in clauses (d) or (e) of this Section 12.01), and if such default shall continue and shall not be remedied by Tenant within twenty-five (25) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant’s control (which shall not include insufficiency of funds) cannot with due diligence be cured within said period of twenty-five (25) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord in writing of Tenant’s intention to take all steps necessary to remedy such default with due diligence, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord, or

(g)  in case any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person or entity other than Tenant except as expressly permitted under Article 25 hereof, or whenever Tenant shall desert or abandon the Premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, the expiration of said three (3) day period shall become the Expiration Date, but Tenant shall remain liable for damages as provided in this Lease or pursuant to law.  The specified conditions of limitation in this Article 12 are not intended to be exclusive and Landlord may invoke any additional remedies and/or rights which it may have at law or in equity, including, without limitation, the right to bring a “chronic non-payment” action.  If the term “Tenant”, as used in this Lease, refers to more than one person, then as used in clauses (a), (b) and (c) of this Section 12.01, said term shall be deemed to include all such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term “Tenant”, as used in said clauses, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and, if this Lease shall have been assigned, the term “Tenant”, as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term “Tenant”, as used in said clauses, shall not include the assignor so released.

ARTICLE 13

Re-entry by Landlord

Section 13.01         If this Lease shall terminate as provided in Article 12 hereof provided, Landlord or Landlord’s agents may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise (to the extent permitted by New York law), without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein.  The words “re-enter”, “re-entry” and “re-entering” as used in this Lease are not restricted to their technical legal meanings.

Section 13.02         In the event of any termination of this Lease under the provisions of Article 12 hereof or in the event that Landlord shall re-enter the Premises under the provisions of this Article 13 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other proceeding or action or other measure undertaken by Landlord for the enforcement of its aforesaid right of re-entry or any provision of law (any such termination of this Lease being herein called a “Default Termination”), Tenant shall thereupon pay to Landlord the Fixed Rent, additional rent and any other charge payable hereunder by Tenant to Landlord up to the time of such Default Termination or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 14 hereof or pursuant to law.  Also, in the event of a Default Termination Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Fixed Rent, additional rent or any other charge due from Tenant at the time of such Default Termination or, at Landlord’s option, against any damages payable by Tenant under Article 14 hereof or pursuant to law.

Section 13.03         In the event of a breach or threatened breach on the part of Tenant with respect to any of Tenant’s obligations hereunder, Landlord shall also have the right of injunction.  The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

ARTICLE 14

Damages

Section 14.01         In the event of a Default Termination of this Lease, Tenant will pay to Landlord as damages, at the election of the Landlord, either:

(a)  a sum which at the time of such Default Termination represents the then value of the excess, if any, of the Present Value, as herein defined, of (1) the aggregate of the Fixed Rent and the additional rent under Article 26 (if any) which would have been payable hereunder by Tenant for the period commencing with the day following the date of such Default Termination and ending with the scheduled Expiration Date, over (2) the aggregate fair rental value of the Premises for the same period as determined by an independent real estate appraiser (experienced in midtown Manhattan first-class office buildings) named by Landlord and employed at Tenant’s expense, in which case such liquidated damages shall be accelerated to be due and payable to Landlord in one lump sum on demand at any time commencing with the day following the date of such Default Termination and shall bear interest at the Default Rate, as herein defined, until paid, or

(b)  sums equal to the aggregate of the Fixed Rent and the additional rent under Article 26 (if any) which would have been due and payable by Tenant during the remainder of the term had this Lease not terminated by such Default Termination, in which case such liquidated damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Default Termination of this Lease and continuing until the scheduled Expiration Date but for such Default Termination; provided, however, that if Landlord shall relet all or any part of the Premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting until the scheduled Expiration Date, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers’ commissions and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause

(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of each suit, and (iii) if the Premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.  Landlord shall, after such Default Termination, use commercially reasonable efforts to relet the Premises or any part thereof, provided (y) that the prospective tenant or tenants shall be, in Landlord’s sole discretion, of a character and engaged in a business such as is in keeping with the standards of the Building and its occupancy and (z) such reletting shall be on such terms and conditions as shall be satisfactory to Landlord in its sole discretion.

For the purposes of subdivision (a) of this Section 14.01, the amount of additional rent which would have been payable by Tenant under Article 26 hereof, for each Tax Year and/or Operating Year (as herein defined) ending after such Default Termination, shall be deemed an amount equal to the amount of such additional rent payable by Tenant for the Tax Year and/or Operating Year (as the case may be) ending immediately preceding such Default Termination.  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election commencing at any time following a Default Termination, and nothing contained herein shall be deemed to require Landlord to postpone suit until the scheduled Expiration Date. “Present Value” shall be computed by discounting such amount to present value at a discount rate equal to the most recent GNP Deflator as released monthly by the United States Department of Commerce, Bureau of Economic Analysis.  “Default Rate” shall mean the lesser of (i) the prime rate of interest as published by The Wall Street Journal (or its successor) plus *** percent (***%) per annum or (ii) the highest rate of interest permitted by New York State law.

Section 14.02         Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tenant.  Tenant hereby waives any claim for money damages wherever in this Lease it is provided that Landlord shall not unreasonably withhold or delay any consent or approval, in the event that Landlord shall unreasonably withhold or delay such consent or approval, nor shall Tenant claim any such money damages by way of setoff, counterclaim or defense unless there is a specific judicial finding that Landlord has acted not only unreasonably but also with malice and in bad faith.

Section 14.03         Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord or Tenant be liable for consequential damages in connection with any claimed or actual breach of this Lease.

ARTICLE 15

Waivers by Tenant

Section 15.01         Tenant, for Tenant, and on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the full term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided or pursuant to law.  Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess.  If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding (except compulsory counterclaims).

ARTICLE 16

Waiver of Trial by Jury

Section 16.01         It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this

Lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises, and any emergency or any other statutory remedy.

ARTICLE 17

Elevators, Cleaning, Heating, Air Conditioning, Services, Etc.

Section 17.01         Landlord will provide passenger elevator facilities during Business Hours and have one passenger elevator subject to call during the other hours.  “Business Hours”, as used in this Lease, means the hours of 8:00 A.M. to 6:00 P.M. of days other than Saturdays, Sundays and holidays observed by the State or Federal Government as legal holidays.  Landlord will clean the Premises in accordance with the specifications attached hereto as Exhibit D provided the same are kept in order by Tenant, except any private/executive bathrooms and/or any portions of the Premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment, all of which portions Tenant shall cause to be kept clean at Tenant’s own expense.  Landlord agrees that its maintenance and cleaning obligations under this Lease shall extend to the public ADA bathroom.

Section 17.02         Landlord shall, through the air conditioning system, furnish to, and distribute in, the Premises air conditioning, heat and ventilation during Business Hours and from 8:00 A.M. to 1:00 P.M. on Saturdays (except holidays) so as to meet the specifications of Exhibit C referred to below; provided, however, that Landlord shall not be liable for uncomfortable conditions in the Premises if the cause of the uncomfortable conditions is due to the fact that Tenant’s cooling/heating needs are over and above the capacity/ specifications of the Building’s heating, ventilation and air conditioning (HVAC) system attached hereto as Exhibit C.  Tenant agrees to lower and close the blinds when necessary because of the sun’s position whenever said HVAC system is in operation, and Tenant agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said HVAC system.  Landlord shall at all times have free and unrestricted access to any and all HVAC facilities in the Premises subject to Section 5.02 hereof.

Section 17.03         Landlord will, when and to the extent reasonably requested by Tenant furnish freight elevator or additional elevator, HVAC, or cleaning services (collectively “Additional Services”) upon such terms and conditions as shall be determined by Landlord in its reasonable discretion; and Tenant shall pay to Landlord promptly on demand as additional rent Landlord’s then Building Standard charge for such Additional Services.  Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any Additional Services during any period wherein Tenant shall be in default in the payment of Fixed Rent or additional rent beyond the expiration of any applicable notice and cure period as specified in this Lease.  Without limiting the generality of the immediately preceding sentence, Tenant shall pay to Landlord Landlord’s reasonable charge for (a) any cleaning of the Building or any part thereof required because of the carelessness or indifference of Tenant or the cleaning of any stains from floors or walls caused by any food or beverages, (b) any cleaning done at the request of Tenant of any portions of the Premises which may be used for private/executive bathrooms and/or the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment, and (c) the removal of any of Tenant’s refuse and rubbish from the Building, except refuse and rubbish arising from ordinary cleaning by Landlord as specified in Section 17.01 hereof.  Tenant shall pay to Landlord an amount equal to any actual increase in the cost to Landlord for cleaning the Premises if such actual increase shall be due to (i) the use of the Premises by Tenant during hours other than Business Hours or (ii) the installation in the Premises, at the request of or by Tenant, of any items, materials or finishes other than those which are of the standard adopted by Landlord for the Building or which may require additional or special care.  Tenant understands that all (i) deliveries and removals of construction tools, materials, equipment etc. in connection with Tenant’s Changes or surrender of the Premises and/or (ii) deliveries and removals of furniture and personal property in connection with Tenant’s move-in to and vacating of the Premises, shall be done during non-Business Hours. Subject to Building rules and regulations and mutually agreeable scheduling, Landlord agrees to provide Tenant with up to 40 hours of free overtime freight elevator usage only for Tenant’s initial construction and move-in to the Premises.  Tenant agrees at all times to exclusively utilize the rubbish contractor which Landlord from time to time designates as the Building’s rubbish contractor, provided such contractor’s charges are reasonably competitive.

Section 17.04         At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator.  If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.

Section 17.05         Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any HVAC, elevator, escalator, lighting, gas, steam, plumbing, power, electricity, water, condenser water, cleaning or other service and to stop or interrupt the use of any Building facilities at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord.  To the extent within the reasonable control of Landlord, Landlord agrees to give Tenant reasonable prior notice of such stoppage or interruption.  No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption; provided, however, if the entire Premises or any substantial portion thereof shall be rendered untenantable or inaccessible for a period in excess of five (5) consecutive business days by reason of any circumstance within Landlord’s reasonable control, then Tenant shall, as its sole and exclusive remedy, be entitled to an abatement of the Fixed Rent and Article 26 additional rent payable hereunder (on a prorata square foot basis) commencing on the sixth (6th)) business day and continuing until the day upon which the entire Premises or the substantial portion of the Premises, as the case may be, becomes tenantable/accessible; provided, further, if the entire Premises or any substantial portion thereof shall be rendered untenantable or inaccessible for a period in excess of twenty (20) consecutive business days by reason of any circumstance beyond Landlord’s reasonable control, then Tenant shall, as its sole and exclusive remedy, be entitled to an abatement of the Fixed Rent and Article 26 additional rent payable hereunder (on a prorata square foot basis) commencing on the twenty-first (31st) business day and continuing until the day upon which the entire Premises or the substantial portion of the Premises, as the case may be, becomes tenantable/accessible.  Tenant shall not be entitled to the abatement provided in this Section 17.05 at any time (and for the length of time) that Tenant is in default beyond any applicable cure period of any of the terms or conditions of this Lease and/or if Tenant’s breach of this Lease, negligence or wilful misconduct caused the circumstances which gave rise to the inaccessibility or untenantability.  Landlord agrees to make reasonable efforts to limit the duration of any such stoppage or interruption but shall not be required to perform the same on an overtime or premium pay basis.

Section 17.06         Tenant acknowledges that the operation of elevators and HVAC equipment will cause some vibration, noise, heat or cold which may be transmitted to other parts of the Building and Premises.  Landlord shall be under no obligation to endeavor to reduce such vibration, noise, heat or cold beyond what is customary in current good building practice for buildings of the same first-class nature as the Building in the midtown area of the Borough of Manhattan.

Section 17.07         Use of the term “Building Standard” or similar terminology in this Lease or in the exhibits attached hereto, shall mean Landlord’s standard criteria, requirements or specifications (qualitatively based or quantitatively based) used in connection with maintenance, work or improvements in the Building.

Section 17.08         In the event that the Building standby power generation system is used or operated at any time during the term of this Lease (and Tenant shall have sixty (60) days after the date hereof in which to elect whether it shall tie-in to such standby power generation system), Tenant shall, from time to time within twenty (20) days after demand, pay to Landlord Tenant’s prorata share (which prorata share will be based on the proportion the rentable area of the Premises bears to the rentable square feet of space in the Building then being occupied by other tenants pursuant to effective leases) of the cost of operating the Building standby power generation system and all costs incidental thereto (Standby Generator Cost).  The Standby Generator Cost shall not be included in Operating Expenses to the extent Landlord is paid or reimbursed for same.  Landlord will make up to four (4) watts per usable square foot of the Premises available to Tenant from the Building’s standby power generation system.

Section 17.09         Subject to the other terms and conditions of this Lease and such reasonable security regulations as Landlord may promulgate from time to time, Landlord agrees that Tenant shall have twenty-four (24) hours per day, three hundred and sixty-five (365) days per annum access to the Premises.

ARTICLE 18

Lease Contains All Agreements—No Waivers

Section 18.01         This Lease contains all the covenants, agreements, terms, provisions and conditions relating to the leasing of the Premises hereunder, and Tenant acknowledges that neither Landlord nor Landlord’s agents have made, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease.

Section 18.02         The failure of Landlord to insist in any instance upon the strict performance of any provision of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect.  No waiver or modification by either party of any provision of this Lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by the party against whom enforcement is sought.  No surrender of the Premises or of any part thereof or of any remainder of the term of this Lease shall be valid unless accepted by Landlord in writing.  Any claim which Tenant may have against Landlord for default in performance of any of the obligations herein contained to be kept and performed by Landlord shall be deemed waived by Tenant unless such claim is asserted by written notice to Landlord within ninety (90) days after the commencement of the alleged default.  Any breach by Tenant of any provision of this Lease shall not be deemed waived by (a) the receipt and retention by Landlord of Fixed Rent or additional rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this Lease or (d) the receipt and retention by Landlord of Fixed Rent or additional rent with knowledge of the breach of any provision of this Lease.  No payment by Tenant or receipt or retention by Landlord of a lesser amount than any Fixed Rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.  No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

ARTICLE 19

Parties Bound

Section 19.01         The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representative of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 25 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 19 shall not be construed as modifying the conditions of limitation contained in Article 12 hereof.  It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building (provided Landlord’s transferee assumes all such subsequent obligations), that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named provided such transferee assumes all of such covenants and obligations, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 19.

Section 19.02         If Tenant is or becomes a partnership (or is or becomes comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant’s interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a partnership) (any such partnership and such persons are referred to in this Section as “Partnership Tenant”), the following provisions of this Section shall apply to such Partnership Tenant:  (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this Lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

Section 19.03         If Tenant is or becomes a professional corporation or if Tenant is or becomes a Partnership Tenant which contains professional corporations as partners, then the shareholders of such professional corporation and/or the shareholder of any professional corporation which is a partner of a Partnership Tenant, as the case may be, shall have joint and several personal liability for the full performance of the terms and conditions of this Lease.  Tenant shall, from time to time and within five (5) days after Landlord makes a request therefor, cause (i) each shareholder of Tenant, if Tenant is a professional corporation and/or (ii) the shareholder of any professional corporation which is a partner of a Partnership Tenant to execute such documents as Landlord requires to create and confirm the personal liability of such shareholder(s).

Section 19.04         If Tenant is a limited liability company/partnership, then the members/partners of such limited liability company/partnership, shall have joint and several personal liability for the full performance of the terms and conditions of this Lease.  Tenant shall, from time to time and within five (5) days after Landlord makes a request therefor, cause each member/partner of Tenant (and if a member/partner is a professional corporation or similar entity Tenant shall cause the shareholder/equity holder thereof) to execute such documents as Landlord requires to create and confirm the personal liability of such member(s)/shareholder(s)/equity holder(s).

ARTICLE 20

Curing Tenant’s Defaults—Additional Rent

Section 20.01         If Tenant shall default in the keeping, observance or performance of any provision or obligation of this Lease, Landlord, without thereby waiving such default, may perform the same for the account (and Tenant shall pay Landlord’s charge therefor) of Tenant, without notice in a case of emergency and in any other case if such default continues after twenty (20) days from the date of the giving by Landlord to Tenant of written notice of intention so to do.  Bills for any expense incurred or charged by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, charges, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees and disbursements, involved in collecting or endeavoring to collect the Fixed Rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished, or rendered, by Landlord to

Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article 17 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable within ten (10) days after demand as additional rent under this Lease.  If any Fixed Rent, additional rent or any other costs, charges, expenses or disbursements payable under this Lease by Tenant to Landlord are not paid within seven (7) business days after the same is due, the same shall bear interest at the Default Rate from the due date thereof until paid and the amount of such interest shall be additional rent.

Section 20.02         In the event that Tenant is in arrears in payment of Fixed Rent or additional rent or any other charge, Tenant waives Tenant’s right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.  Landlord reserves the right, without liability to Tenant without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any overtime/overstandard property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only so long as) Tenant is in arrears in paying Fixed Rent or additional rent due under this Lease.  In addition, Landlord may (without releasing Tenant from any liability under this Lease) suspend furnishing to Tenant freight elevator service at the time Tenant desires or is obligated to vacate or remove any property from the Premises in the event that Tenant is in arrears in paying any Fixed Rent or additional rent due under this Lease unless Tenant prepays Landlord for such freight elevator service.

ARTICLE 21

Inability to Perform

Section 21.01         This Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or implicitly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord’s reasonable control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency.  If this Lease specifies a time period for the performance of an obligation by Landlord, that time period shall be extended by the period of delay caused by any of the aforementioned causes beyond Landlord’s reasonable control.

ARTICLE 22

Adjacent Excavation—Shoring

Section 22.01         If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

ARTICLE 23

Article Headings

Section 23.01         The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

ARTICLE 24

Electricity and Water

Section 24.01         For the purpose of this Article, the term “Electric Rate” shall mean an amount equal to the actual cost to Landlord, including all applicable taxes, demand charges, fuel factors, transfer adjustment factors, or any other charges of the utility, of all electricity purchased for the Building plus *** percent (***%) of the total amount thereof as an administrative charge to Landlord.  Subject to the provisions of this Article 24, Landlord shall furnish electric energy to the Premises on a submetering basis for the purposes permitted under this Lease and Tenant shall purchase the same from Landlord at the Electric Rate as applied to the electric energy consumed in the Premises, as measured by a meter or meters, maintained and installed by Landlord at Landlord’s expense (which installation may include the addition of, or the modification of the existing, risers, feeders, wiring and other conductors and equipment, any and all of which shall be paid for by Tenant) at such location or locations as Landlord shall determine, it being understood that the meters so installed may include a meter relating to the demand factor aspect of such consumption of electric energy.

Section 24.02         Tenant covenants and agrees that at no time will the connected electrical load in the Premises exceed 8.2 watts per usable square foot which 8.2 watts are to be used only for Tenant’s lighting, supplemental air conditioning and any other power requirements, but not the Building’s air conditioning or other base Building systems.  Landlord shall furnish and install, at Tenant’s reasonable expense, all replacement lighting tubes, lamps, bulbs and ballasts required in the Premises.

Section 24.03         Tenant’s use of electric energy in the Premises and/or the Building’s telephone network shall not at any time exceed the capacity of any of the equipment in or otherwise serving the Premises.  In order to ensure that such capacities are not exceeded and to avert possible adverse effect upon the Building’s electric service and/or the Building’s telephone network, Tenant shall not, without Landlord’s prior consent in each instance (i) connect any fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Premises existing on the Term Commencement Date other than personal computers, typewriters, lamps, desk calculators, photocopier and similar small office appliances or (ii) connect any

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telecommunication devices to the Building’s telephone network in excess of that which an ordinary office installation would connect.  Should Landlord grant such consent(s), all additional risers or other equipment required therefor shall be provided by Landlord and Landlord’s charge therefor (as well as any charge for any future maintenance or repair thereof) shall be paid by Tenant to Landlord within ten (10) days after demand.  As part of Tenant’s Changes, Tenant shall, at its sole expense, have the right to run within the Premises local distribution of electrical power in BX cable as may be permitted under all applicable laws, rules, regulations and codes.

Section 24.04         Provided Landlord does not act in a manner discriminatory to Tenant, Landlord reserves the right to discontinue furnishing electric energy to Tenant in the Premises at any time upon not less than 90 days’ notice to Tenant.  If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to Tenant and Tenant shall not be obligated to pay Landlord for any electric energy furnished to the Premises. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building.  Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose.  All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord at Landlord’s expense.

Section 24.05         Where water is furnished to the Premises by Landlord for purposes other than for (i) normal office use, (ii) Landlord’s air conditioning equipment during Business Hours, and (iii) drinking, lavatory or toilet facilities in the core area of the Premises, Tenant shall pay a reasonable amount (not to exceed that charged by comparable first-class midtown Manhattan office buildings) for the same and for any required pumping and heating thereof as well as any taxes, sewer rents or other charges which may be imposed by the city or other governmental authority or agency thereof based on the quantity of water so used by Tenant.  In no event shall Landlord be obligated to provide hot water to the Premises, only warm water to the core public bathrooms.  Tenant shall also pay to Landlord on demand, as additional rent, Landlord’s then-existing Building charge, plus any taxes or other charges which may be imposed by any governmental authority thereon, for such condenser water as may be requested (irrespective of actual use) by Tenant within sixty (60) days after the date hereof (up to 30 tons per annum) for any supplemental (above Building Standard) air conditioning units servicing the Premises.  Tenant shall also pay Landlord’s one-time then Building Standard tap-in charge for such condenser water, which is agreed to be $**** per ton.

Section 24.06         Subject to Section 17.05, Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electricity, water or telephone network access and/or service furnished to the Premises unless caused by the negligence or willful misconduct of Landlord.

Section 24.07         Tenant shall pay to Landlord, as additional rent, the amounts from time to time billed by Landlord pursuant to the provisions hereof, each such bill to be paid within ten (10) business days after the same has been rendered.  If any tax is imposed upon Landlord’s receipts from the sale or resale of electric energy to Tenant under federal, state, municipal or other law, such tax may, to the extent permitted by law, be passed on by Landlord to Tenant and be included as additional rent, in the bills payable by Tenant hereunder.

Section 24.08         Notwithstanding anything contained in this Article 24 to the contrary (a) if the law or utility servicing the Building requires Tenant to convert the method by which it receives electricity, then the cost to so convert shall be split equally between Landlord and Tenant and (b) if the conversion is required by Landlord and not the law or the utility servicing the Building, then the cost to so convert shall be paid by Landlord.

Section 24.09         Tenant acknowledges that Landlord may now, or in the future, have the right to select the entity or entities which will provide electrical power to the Building

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(including, the Premises).  Landlord shall have the right, in its sole discretion, to select any entity or entities which it desires to have as the electrical service provider to the Building (including, the Premises) and Tenant shall not have the right to select the same or participate in the selection of the same except and unless applicable law requires that Tenant have any such right(s) (and then only to the extent applicable law requires).

ARTICLE 25

Assignment, Mortgaging, Subletting, Etc

Section 25.01         Tenant shall not, whether directly, indirectly, voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted or any interest herein or offer or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber, grant a security interest in or otherwise hypothecate this Lease or the Premises or any interest therein or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

Section 25.02         If Tenant is a corporation, partnership or other entity, the provisions of subdivision (a) of Section 25.01 shall apply to (i) a transfer of any percentage interest of the stock or beneficial ownership interest, as the case may be, of Tenant (at any level and however accomplished, whether in a single transaction or in a series of related or unrelated transactions); (ii) a transfer by operation of law or otherwise, of Tenant’s interest in this Lease; and/or (iii) any increase in the amount of issued and/or outstanding shares of capital stock of any corporate Tenant (or partnership interests of any partnership Tenant) and/or the creation of one or more additional classes of capital stock of any corporate Tenant (or partnership interests of any partnership Tenant) (however accomplished, whether in a single transaction or in a series of related or unrelated transactions), with the result that the Tenant shall no longer be controlled by the beneficial and record owners of the capital stock of such corporate Tenant (or partnership interests in the case of a partnership) as of the date Tenant executed this Lease.  Notwithstanding the above, the provisions of subdivision (a) of Section 25.01 shall not apply to transactions with a corporation or other entity into or with which Tenant is merged or consolidated or to which all or substantially all of Tenant’s assets are transferred or to any corporation or other entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles equal to or greater than the net worth of Tenant immediately prior to such merger, consolidation or transfer and Tenant is ultimately controlled by the same persons who controlled Tenant immediately prior to such merger, consolidation or transfer and Tenant provides Landlord with satisfactory evidence of the same at least thirty (30) days prior to such merger, consolidation or asset transfer; provided, however, this exception shall not apply in the situation where Tenant is a shell corporation (i.e., either Tenant has no or minimal assets or all or substantially all of Tenant’s assets are located at the Premises and it derives all or substantially all of its income from operations at the Premises).  In the event that Tenant is a shell corporation, any such merger, consolidation or asset transfer shall be subject to Section 25.01.  Notwithstanding anything contained in this Article 25 to the contrary, ARCHIPELAGO HOLDINGS, INC. (“ARCHIPELAGO”) may assign this Lease and/or sublease the Premises or any portion thereof to any entity which controls ARCHIPELAGO, ARCHIPELAGO controls and/or is under common control with ARCHIPELAGO, without having to obtain Landlord’s prior written consent (and shall not be subject to Section 25.06) provided that (a) ARCHIPELAGO is not in default beyond the expiration of any applicable notice and cure period of any of the terms or conditions of this Lease at the time of the making of such assignment or sublease or the time such assignment or sublease is to take effect or commence, as the case may be, (b) ARCHIPELAGO provides Landlord with ten (10) business days’ prior written notice thereof along with a fully executed copy of the assignment or sublease, (c) ARCHIPELAGO provides Landlord, from time to time (initially as well as any time thereafter), within five (5) business days’ after Landlord requests the same, such evidence and/or affidavits as Landlord may require in order to confirm whether the above-described control test is satisfied, (d) ARCHIPELAGO and the assignee or subtenant, as the case may be, executes Landlord’s then standard form of consent to assignment or sublease, as the case may be, and Tenant reimburses Landlord for Landlord’s legal and administrative fees in connection therewith and (e) said assignee or subtenant continues at all times thereafter to satisfy the above-described control test.

Section 25.03         If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the assignee.  If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected to the Fixed Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 25.01, or the acceptance of the assignee, subtenant or occupant as tenant, or as a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease.  The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging, subletting or use or occupancy by others not expressly permitted by this Article.  References in this Lease to use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

Section 25.04         Any assignment or transfer, whether made with or without Landlord’s consent pursuant to Section 25.01 or Section 25.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 25.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. Tenant covenants that, notwithstanding any assignment or transfer (including by way of asset transfer), whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Fixed Rent and/or additional rent by Landlord from an assignee, transferee, or any other party, Tenant shall remain fully liable for the payment of the Fixed Rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed.

Section 25.05         The joint and several liability of Tenant and any immediate or remote successor-in-interest of Tenant and the due performance of the obligations of this Lease on Tenant’s part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

Section 25.06         Notwithstanding anything contained to the contrary in Sections 25.01 or 25.02 of this Article, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease (other than an assignment or sublease to be made pursuant to Section 25.02 without Landlord’s consent) or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, or a term sheet in lieu thereof, the effective or commencement date of which shall be at least thirty (30) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or sub-tenant, the nature of its business and its proposed use of the Premises, and (c) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial report.  Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option, (i) sublease such space from Tenant upon the terms and conditions herein set forth (if the proposed transaction is a sublease of part of the Premises for a term, including renewal options, which does not extend into the last two years of the Lease), (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all the Premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises other than a sublease referred to in clause (i) hereof).  Said option may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease or sublet such space to any person.

Section 25.07         If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all the Premises, then, the

Expiration Date shall be the date that such assignment or sublet was to be effective or commence, as the case may be.

Section 25.08         If Landlord exercises its option to terminate this Lease in part, in any case where Tenant desires to sublet part of the Premises, then, (a) the Expiration Date with respect to such part of the Premises shall be the date that the proposed sublease was to commence; (b) from and after such Expiration Date the Fixed Rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (c) Tenant shall pay to Landlord, upon demand, Landlord’s reasonable charge for physically separating such part of the Premises from the balance of the Premises.

Section 25.09         If Landlord exercises its option to sublet the portion(s) of the Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of Fixed Rent and additional rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

(a)  The sublease shall be expressly subject to all the covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

(b)  Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

(c)  Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space;

(d)  Such sublease shall provide that the sublessee or any assignee or further subtenant of Landlord or its designee may, at the election of Landlord, be permitted to make alterations, decorations, and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space made therein by the sublessee or any assignee or subtenant of Landlord or its designee shall be removed by such sublessee, assignee or subtenant prior to or upon the expiration or other termination of such sublease and the subleased space shall be restored to its condition immediately prior to such sublease and that such sublessee, assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal or restoration; and

(e)  Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate (but no such use shall constitute a default by Tenant), (iii) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant’s reasonable expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to restore and make such repairs thereto as may be necessary to preserve the Premises demised by such sublease in good order and condition and subject to subdivision (d) above.

Section 25.10         In the event Landlord does not exercise its options pursuant to Section 25.06 to so sublet the Premises or terminate this Lease in whole or in part and providing that Tenant is not in default of any of Tenant’s obligations under this Lease, Landlord’s consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, or delayed, provided and upon condition that all of the following are satisfied:

(a)  Tenant shall have complied with the provisions of Section 25.06 and Landlord shall not have exercised any of its options under said Section 25.06 within the time permitted therefor;

(b)  In Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business, and its proposed use of the Premises (or a portion thereof) is, appropriate for and in keeping with the then standards of the Building and consistent with the character and quality of the existing tenancies thereof; and the proposed use (i) is limited to the use expressly permitted under Section 1.03 and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

(c)  The financial condition and the general reputation of the proposed assignee or subtenant is commensurate with:  (i) the responsibility involved in the proposed assignment or sublease and (ii) the character and dignity of the Building and the existing tenancies thereof, and Landlord has been furnished with reasonable proof of all of the foregoing;

(d)  Neither (i) the proposed assignee or subtenant nor (ii) any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant, is then an occupant of any part of the Building, provided Landlord then has available for lease in the Building (or will have available within the next three (3) months) comparable space in terms of size, location and term;

(e)  The proposed assignee or subtenant is not a person with whom Landlord is then negotiating to lease space in the Building; nor a person, entity or business subject to compliance with any legal requirements beyond those requirements applicable to Tenant; nor will the nature of its occupancy cause an excessive density of employees or traffic within the Building, or make excessive demands on the Building’s services or facilities, or in any other way lessen the character or dignity of the Building;

(f)  The form of the proposed assignment or sublease shall comply with the applicable provisions of this Article and otherwise be reasonably acceptable to Landlord; and Tenant and the proposed assignee or subtenant shall execute a Consent to Assignment or Subletting in form acceptable to Landlord;

(g)  There shall not be more than two (2) subtenants per floor (including Landlord or its designee) of the Premises;

(h) The rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 25.06 hereof;

(i)  Tenant shall pay to Landlord on demand Landlord’s then Building Standard legal and administrative fees in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant;

(j)  Tenant shall not have (i) advertised or publicized in any way the availability of the Premises or any part thereof without prior notice to and reasonable approval by Landlord (except Tenant may list the same with a broker(s)), nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (ii) listed the Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the rate that is then being asked for direct space in the Building; and

(k)           The proposed assignee or subtenant shall not be (x) entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of New York nor (y) a charitable, religious, union or other not-for-profit organization or any tax exempt entity within the meaning of the Internal Revenue Code or any successor or substitute statute, or rule or regulation.

Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease.  Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed a violation by Tenant.  Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 25.09) shall or will be made except upon compliance with and subject to the provisions of this Article.  If Landlord shall decline to give its consent to any proposed assignment or subtenant or if Landlord shall exercise any of its options under Section 25.06, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

Section 25.11         In the event that (a) Landlord fails to exercise any of its options under Section 25.06 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all the provisions and conditions of Section 25.06 before assigning this Lease or subletting all or part of the Premises.

Section 25.12         With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed:

(a)  The subletting shall be for a term ending prior to the Expiration Date.

(b)  No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

(c)  Each sublease shall be deemed to provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that Section 27.04 shall govern in the event of termination, re-entry or dispossess by Landlord or successor landlord under this Lease.

Section 25.13         If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor pay to Landlord as additional rent:

(a) in the case of an assignment, an amount equal to *** percent (***%) of all sums and other considerations paid to

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Tenant by the assignee for or by reason of such assignment and after deducting reasonable legal fees, the cost of reasonable alterations and reasonable brokerage and advertising fees; and

(b) in the case of a sublease, *** percent (***%) of any rents, additional rent or other consideration payable under the sublease to Tenant by the subtenant in excess of the Fixed Rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant’s Property, less, in the case of the sale thereof, the then depreciated cost thereof determined on the basis of Tenant’s federal income tax returns) and after deducting (on an amortized basis over the term of the sublease) reasonable legal fees, the cost of reasonable alterations and reasonable brokerage and advertising fees.  The sums payable under this Section 25.13(b) shall be paid to Landlord as and when received by Tenant.

Section 25.14         (a)           Landlord may, at the request of Tenant, maintain listings on the Building directory (to the extent the same exists) of the names of Tenant and any other person, firm, association or corporation in occupancy of the Premises or any part thereof as permitted hereunder, and the names of any officers or employees of any of the foregoing; provided, however, that the number of names so listed shall be in no greater proportion to the capacity of the Building directory as the aggregate number of square feet of rentable area of the Premises is to the aggregate number of square feet of rentable area of the Building.  The listing of any name other than that of Tenant, whether on the doors of the Premises, on the Building directory, or otherwise, shall not operate to vest in said person or entity any right or interest in the Lease or in the Premises or any portions thereof or be deemed to be the consent of Landlord (written or otherwise) mentioned in this Article 25.  It is expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

(b)           Subject to compliance with all legal or insurance requirements and the provisions of Section 5.01(e) of this Lease, Tenant may install, at Tenant’s cost and expense, one (1) sign identifying Tenant on the floor in which it is in occupancy, the location, size, design and appearance of any such sign shall be subject to Landlord’s reasonable approval.  Tenant, at its cost and expense, shall maintain, repair and replace such sign in

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compliance with all applicable laws and such standards for the Building as Landlord in its sole discretion may determine.  Upon the Expiration Date or sooner termination of this Lease, Tenant, at its cost and expense, shall remove such sign and repair any damage caused by such removal.

ARTICLE 26

Escalations

Section 26.01         As used in this Lease, the words and terms which follow mean and include the following:

(a)  “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(b)  “Operating Year” shall mean each calendar year of twelve consecutive months.

(c)  “Tenant’s Proportionate Share” shall be deemed to be ****% for the purposes of this Lease.  Tenant acknowledges that such agreed-upon percentage shall change only if the area of the Premises is increased or decreased pursuant to a writing signed by Landlord and Tenant or if Landlord physically constructs additional rentable space in the Building;

(d)  “Operating Expenses” shall include those expenses which have the meaning set forth in Exhibit B, annexed hereto and made a part hereof.

(e)  “Base Year Operating Expenses” shall mean the Operating Expenses for the Operating Year ending December 31, ***.

(f)  “Real Estate Taxes” shall mean the aggregate amount of real estate taxes and assessments imposed upon the Land and Building and payable by Landlord (including, without limitation, (i) real estate taxes upon any “air rights” payable

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by the Landlord; and (ii) any assessments levied after the date of this Lease for public benefits to Land and/or Building, or special assessments levied on the Land and/or Building, which assessments, if payable in installments shall be deemed payable in the maximum number of permissible installments), in the manner in which such taxes and assessments are imposed as of the date hereof, excluding any franchise or income tax of Landlord; provided, that if because of any change in the taxation of real estate, any other tax or assessment of any kind or nature (including, without limitation, any occupancy, gross receipts or rental tax but excluding inheritance, gift and excise taxes ) is imposed upon Landlord or the owner of the Land and/or Building, or upon or with respect to the Land and/or Building or the occupancy, rents or income therefrom, in substitution for, or in addition to, any of the foregoing Real Estate Taxes, such other taxes or assessment shall be deemed part of the Real Estate Taxes.  With respect to any Tax Year, all expenses, including legal fees, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Real Estate Taxes (whether or not successful in lowering the amount of Real Estate Taxes), shall be considered as part of the Real Estate Taxes for such Tax Year.  Landlord shall have the exclusive right, but not the obligation, to contest or appeal any assessment of Real Estate Taxes levied upon the Land and the Building by any governmental or quasi-governmental taxing agency.  Tenant shall have no right or power to contest or appeal any assessment of Real Estate Taxes.

(g)  “Real Estate Tax Base” shall mean the amount which is equal to the Real Estate Taxes for the Tax Year ending on June 30, ***.

(h)  “Escalation Statement” shall mean a statement in writing signed by Landlord, setting forth the amount payable by Tenant for a specified Tax Year or Operating Year, as the case may be, pursuant to this Article 26, setting forth in reasonable detail the computation of any additional rent payable pursuant to this Article.

Section 26.02         If the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, Tenant shall pay to Landlord as additional rent pursuant to Sections 26.05 and 26.06 for the Premises for such Tax Year an amount (herein called the “Tax Payment”) equal to Tenant’s Proportionate Share of the amount by which the Real Estate Taxes for such Tax Year are greater than the Real Estate Tax Base.  In the event that any

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tenant’s Changes result in an increase in Real Estate Taxes and Landlord receives a separate tax bill which specifically delineates the tax increase as it relates to the Tenant’s Change in question, then Tenant shall pay ****% of such tax increase.

Section 26.03         For each Operating Year commencing during the term of this Lease, Tenant shall pay pursuant to Sections 26.05 and 26.06 an amount (Operating Payment) equal to Tenant’s Proportionate Share of the amount by which the Operating Expenses for such Operating Year are greater than the Base Year Operating Expenses.

Section 26.04         If, in any Operating Year (any part or all of which falls within the Lease term), Landlord shall incur any cost for a capital improvement made or purchased in compliance with any law or governmental regulation enacted after the date hereof including amendments to existing laws and regulations (as, for example, respecting fire safety, in compliance with New York City Local Law #5-73 and/or the cost to purchase the Building’s telephone network in the event that the law requires the same to be purchased from the utility serving the Building), then Tenant shall pay to Landlord as additional rent for the Premises for the next succeeding Operating Year and continuing thereafter for each succeeding year (and any fraction thereof) during the balance of the Lease term (to the extent that such improvement is being amortized during the balance of the Lease term and Landlord agrees to amortize the cost of any such improvement over a period of not less than ten (10) years) an amount equal to Tenant’s Proportionate Share of the reasonable annual amortization of such cost (together with reasonable interest thereon).

Section 26.05         Landlord shall furnish to Tenant, prior to the commencement of each Operating Year or Tax Year, as the case may be, a written statement setting forth Landlord’s reasonable estimate of the Tax Payment or the Operating Payment, as the case may be, and in the case of any Operating Year, pursuant to Section 26.03 hereof, and, in case of any Tax Year, pursuant to Section 26.02 hereof.  Tenant shall pay to Landlord on the first day of each month during such Operating Year or Tax Year, as the case may be, an amount equal to one-twelfth of Landlord’s reasonable estimate of the Operating Payment for such Operating Year or the Tax Payment for such Tax Year.  If,

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

however, Landlord shall furnish any such estimate for an Operating Year or a Tax Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section in respect of the last month of the preceding Operating Year or Tax Year; (b) promptly after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment or Tax Payment previously made for such Operating Year or Tax Year, as the case may be, were greater or less than the installments of the Operating Payment or Tax Payment to be made for such Operating Year or Tax Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) business days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall refund within ten (10) business days to Tenant the amount thereof; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year or Tax Year, as the case may be, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment or Tax Payment, as the case may be, shown on such estimate.

Section 26.06         Landlord shall furnish to Tenant an Escalation Statement for each Operating Year and for each Tax Year.  If the Escalation Statement shall show that the sums paid by Tenant under Section 26.05 exceeded the Tax Payment or Operating Payment to be paid by Tenant for such Tax Year or Operating Year, as the case may be, Landlord shall refund within ten (10) business days to Tenant the amount of such excess; and if the Escalation Statement for such Tax Year or Operating Year, as the case may be, shall show that the sums so paid by Tenant were less than the Tax Payment or Operating Payment, as the case may be, to be paid by Tenant for such Tax Year or Operating Year, Tenant shall pay the amount of such deficiency within ten (10) business days after demand therefor.

Section 26.07         In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced during the term hereof after Tenant shall have paid Tenant’s Proportionate Share of any increase thereof in respect of such Tax Year pursuant to Section 26.06 hereof, Landlord shall credit or refund (upon Tenant’s request) to Tenant Tenant’s Proportionate Share of the refund of such taxes received by Landlord.  If, after an Escalation

Statement has been sent to Tenant during the term hereof, the assessed valuation which had been utilized in determining the Real Estate Base Tax is reduced (as a result of settlement, final determination of legal proceedings or otherwise), then, and in such event (a) the Real Estate Tax Base shall be retroactively adjusted to reflect such reduction and (b) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord.  Landlord shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

Section 26.08         Intentionally deleted.

Section 26.09         Payments shall be made pursuant to this Article 26 notwithstanding the fact that an Escalation Statement is furnished to Tenant within twenty-four (24) months after the Expiration Date and any delay or failure of Landlord in billing any additional rent provided for in this Article 26 shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such additional rent hereunder.

Section 26.10         Provided that Tenant is not in default hereunder, if Tenant’s Operating Payment increases by more than *** percent (****%) from one Operating Year to the next Operating Year, then, within sixty (60) days after the submission of the Escalation Statement indicating such increase, Landlord shall allow Tenant or Tenant’s agents, upon ten (10) business days advance notice to Landlord, to examine, during Business Hours at Landlord’s office where such records are kept, such books purchase orders, invoices, payrolls and other records in Landlord’s possession as may be reasonably necessary in order to permit Tenant to verify the information set forth in such Escalation Statement with respect to Operating Expenses (an “Audit”).  Any such Audit may only be conducted by an independent accounting firm approved by Landlord that is not being compensated by Tenant on a contingency fee basis.  Tenant and its agents shall keep all information which they are shown in connection with any Audit confidential and shall not reveal the same to any third party except as may be required by law.  Landlord shall have the right to precondition any verification right provided hereunder upon the execution by Tenant and the person conducting such Audit of a confidentiality agreement in such form as required by Landlord.  Tenant shall deliver to

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Landlord a copy of the results of such Audit within fifteen (15) days after completion or receipt by Tenant of such results.  In the event that Tenant fails to initiate such Audit within said sixty (60) day period, Tenant shall have no further right to challenge or contest the accuracy of the applicable Escalation Statement.  No assignee of the Tenant named herein (except assignees permitted without Landlord’s consent pursuant to Section 25.02 hereof)shall have any right to conduct an Audit for any period during which such assignee was not in possession of the Premises and no subtenant shall have any right to conduct an Audit.  Within ten (10) days after demand therefor, Tenant shall reimburse Landlord for the reasonable and actual out-of-pocket costs of Landlord’s personnel and representatives who are involved in such Audit.

Section 26.11         In no event shall (x) the Fixed Rent under this Lease (exclusive of the additional rent under this Article) be reduced by virtue of this Article or (y) Tenant be entitled to a credit against the payment of any additional rent that may be due under this Lease (including this Article 26) by reason of the fact that (i) Operating Expenses in any Operating Year are less than Base Year Operating Expenses and/or (ii) Real Estate Taxes for any Tax Year are less than the Real Estate Tax Base.

ARTICLE 27

Subordination

Section 27.01         This Lease is subject and subordinate in all respects to all ground leases and/or underlying leases now or hereafter covering the real property or any portion thereof of which the Premises form a part and to all mortgages and trust indentures which may now or hereafter be placed on or affect such leases and/or the real property of which the Premises form a part, or any part or parts of such real property, and/or Landlord’s interest therein, and to each advance made and/or hereafter to be made under any such mortgages, or indentures and to all renewals, modifications, consolidations, increases, recastings, replacements, extensions and substitutions of and for such ground leases and/or underlying leases and/or mortgages or indentures (each lease or mortgage to which this Lease shall be subject and subordinate pursuant to the provisions hereof being respectively herein called a “superior lease” or a “superior mortgage”).  This Section 27.01 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall execute, at its sole cost and expense, and deliver promptly any certificate that Landlord and/or any lessor under any superior lease and/or any holder of any superior mortgage and/or their respective successors in interest may request.  Tenant hereby constitutes and appoints Landlord and/or any lessor under any superior lease and/or any holder of any superior mortgage and/or their respective successors in interest as Tenant’s attorney-in-fact to execute and deliver any such certificate or certificates for and on behalf of Tenant.  Landlord agrees to obtain a subordination, non-disturbance and attornment agreement in favor of Tenant from the current holder of any superior mortgage in substantially the same form as such holder’s customary form.  Landlord shall use reasonable efforts to cause the holder of any future superior mortgage to execute and exchange with Tenant, a non-disturbance agreement in such holder’s customary form, but neither this Lease nor any of Tenant’s obligations under this Lease shall in any way be affected or modified if such future holder declines to execute and exchange such non-disturbance agreement with Tenant.

Section 27.02         In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not be entitled to exercise such right:

(a)  unless and until Tenant has given prompt written notice of such act or omission to the lessor under each superior lease and the holder of each superior mortgage, whose name and address shall previously have been furnished to Tenant in writing; and

(b)  unless such act or omission shall be one which is not capable of being remedied by Landlord or such lessor or such holder within a reasonable period of time, until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when the lessor under such superior lease or the holder of such superior mortgage shall have become entitled under such lease or such mortgage, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such lessor or such holder shall with due diligence give Tenant written notice of intention to, and commence and continue to remedy such act or omission.

Section 27.03         Tenant covenants that neither the termination of any superior lease or any superior mortgage, nor the institution of any suit, action or other proceeding by the lessor under any such superior lease or the holder of any such superior mortgage to recover possession of the Premises leased or mortgaged under any such superior lease or any such superior mortgage or to realize on the mortgagor’s interest under any such superior mortgage in any such superior lease (provided that Tenant is not otherwise disturbed by the lessor under any such superior lease or the holder of any such superior mortgage) shall, by operation of law or otherwise, result in the cancellation or termination of this Lease (unless specific action is taken by the lessor under any such superior lease or the holder of any such superior mortgage to terminate this Lease) or the obligations of Tenant hereunder.  If the lessor under any superior lease or the holder of any superior mortgage, or the purchaser upon any foreclosure sale relating to such superior mortgage, or any designee of such lessor or such holder shall succeed to the rights of Landlord under this Lease, whether through possession, or any action or proceeding relating to the termination of such superior lease, or foreclosure action or delivery of a new lease or deed, then, at the request of such party so succeeding to Landlord’s rights (such party being sometimes herein called a “successor landlord”) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver, at Tenant’s sole expense, any instrument that such successor landlord may reasonably request to evidence such attornment and none of the above-described successions shall, by operation of law or otherwise, result in the cancellation or termination of this Lease (unless specific action is taken by such successor landlord to terminate this Lease) or the obligations of Tenant.  In the event successor landlord requests Tenant to execute an attornment, Tenant shall acquire no rights with respect to said successor landlord until the attornment has been executed.  Upon such attornment, this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease, except that the successor landlord shall not:

(a)  be liable for any previous act or omission of Landlord under this Lease;

(b)  be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; or

(c)  be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s Fixed Rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor under the superior lease or the holder of the superior mortgage (or permitted without such approval if permitted under the terms of the superior mortgage) through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

Section 27.04         In the event of termination, cancellation, re-entry or dispossess by Landlord or a successor landlord under this Lease Tenant shall, at Landlord’s or the successor landlord’s request, execute an assignment by Tenant to Landlord or the successor landlord of Tenant’s interest as sublessor under any subleases to this Lease, and Tenant hereby appoints Landlord or the successor landlord as Tenant’s attorney-in-fact to execute any such assignment upon Tenant’s failure or refusal to do so and shall execute any necessary documents to confirm said appointment upon Landlord’s or the successor landlord’s request.

At Landlord’s or successor landlord’s option, sublessee shall attorn to Landlord or the successor landlord and upon such attornment, the sublease shall continue in full force and effect as, or as if it were, a direct lease between Landlord or the successor landlord and sublessee upon all the terms, conditions and covenants set forth in, at Landlord’s or successor landlord’s option, the Lease or the sublease, except that Landlord or the successor landlord shall not:

(a) be liable for any previous act or omission of sublessor under the sublease;

(b) be subject to any offset, which shall have theretofore accrued to sublessee against sublessor; or

(c) be bound by any previous modification of the sublease, not expressly provided for in the sublease, or by any previous prepayment of more than one month’s Fixed Rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the Landlord under the Lease, the lessor under the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of sublessor under the sublease, as the case may be.

In the event that Landlord or a successor landlord, as the case may be, does not request Tenant to assign its interest in the sublease or have sublessee attorn to Landlord or the successor landlord, as the case may be, then Landlord or successor landlord, as the case may be, shall have the right to terminate the sublease immediately at any time after termination or cancellation of this Lease or re-entry or dispossess by Landlord or a successor landlord under this Lease.

All subleases made in accordance with this Lease shall be subject to the above provision.

Section 27.05         In the event the holder of any mortgage or the lessor of any lease (present or future) relating to the Premises and/or this Lease requests that (a) this Lease and Tenant’s rights hereunder be made superior, rather than subordinate, to such mortgage or lease and/or (b) Tenant enter into a subordination non-disturbance and attornment agreement, then Tenant, within ten (10) days after written request, will execute and deliver without charge such agreement(s) in such form(s) acceptable to the holder of such mortgage or lessor of such lease.  In any instance where the consent of any holder of any superior lease or superior mortgage is required to be given in connection with any matter relating to this Lease, Landlord shall not be required to give its consent to such matter unless and until such required consent is given and Landlord shall not be found to have unreasonably withheld its consent if such required consent is withheld by any superior lease or superior mortgage.

Section 27.06         If Tenant fails to execute and deliver any documents as and when required by this Article 27, then, notwithstanding any other provision of this Lease, without the requirement of notice from Landlord such failure will constitute a default under this Lease beyond any applicable grace period, entitling Landlord to the same rights and remedies as if such default were with respect to nonpayment of Fixed Rent.

ARTICLE 28

Miscellaneous

Section 28.01         Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used,

(i)            for a retail banking, trust company, or safe deposit business,

(ii)           as a savings bank, or as a savings and loan association, or as a loan company,

(iii)          for the sale of travelers checks and/or foreign exchange, or as a tourist or travel agency,

(iv)          as a stock brokerage office or for stock brokerage purposes or for the underwriting of securities catering off-the-street clientele,

(v)           as a newsstand, employment agency, office for a labor union, classroom or school,

(vi)          as a restaurant and/or bar and/or for the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever,

(vii)         as offices for any government or any department, commission, subdivision or agency thereof,

(viii)        as offices for political or lobbying activities (i.e., persons or organizations principally engaged in efforts to influence legislation or governmental action), or

(ix)           for any other use or purpose that involves direct patronage of the general public.

Section 28.02         Tenant hereby represents, covenants and agrees that Tenant’s business is not photographic reproductions and/or documentary reproductions and/or offset printing.  Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for the business of photographic reproductions and/or documentary reproductions and/or offset printing.  Nothing contained in this Section 28.02 shall preclude Tenant from using any part of the Premises for photographic reproductions and/or documentary reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities.

Section 28.03         If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

Section 28.04         If, at any time during the last month of the term of this Lease, Tenant shall have removed all or substantially all of Tenant’s property from the Premises, Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the Premises, without limitation, diminution or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.

Section 28.05         Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot which such floor was designed to carry and such load shall be placed by Tenant, at Tenant’s expense, so as to properly distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise and annoyance.  If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

Section 28.06         If Landlord shall consent to the omission or removal of any part of, or the insertion of any door or other opening in, any wall separating the Premises from adjoining space leased to another tenant, then (i) Tenant shall be responsible for all risk of damage to, or loss or theft of, property arising as an incident to such omission or removal or the use of such door or other opening, or because of the existence thereof, and shall indemnify and save Landlord harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (ii) in the event of the termination of this Lease or the lease of said other tenant, Landlord may enter the Premises and Landlord, at Tenant’s expense, may close up any door or other opening by erecting a wall to match the wall separating the Premises from said adjoining space, and Tenant shall not be entitled to any diminution or abatement of rent or other compensation by reason thereof; provided, however, that nothing herein contained shall be deemed to vest Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding or action which may hereafter be instituted by Landlord for the recovery of the possession of said adjoining space.

Section 28.07         Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal, court officer or other person entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

Section 28.08         Tenant shall not be entitled to exercise any right of termination, cancellation, or any other option granted to it by this Lease at any time when Tenant is in default beyond the expiration of any applicable notice and cure period in the performance or observance of any of Tenant’s obligations hereunder.

Section 28.09         Tenant shall not place or permit to be placed any vending machines in the Premises, except with the prior written consent of Landlord in each instance, not to be unreasonably withheld or delayed.

Section 28.10         Tenant shall not occupy any space in the Building (by assignment, sublease or otherwise) other than the Premises hereby demised, except with the prior written consent of Landlord in each instance.

Section 28.11         Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned, in violation of Section 202 of the Labor Law of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

Section 28.12         Landlord and Tenant each represents that it has not dealt with any person or broker in connection with this Lease other than CUSHMAN & WAKEFIELD, INC. AND JONES LANG LASALLE (collectively, the “Broker”) and each agrees to defend, indemnify and hold harmless Landlord, its agents and employees, from any loss, liability, costs, damages and expenses (including without limitation attorney’s fees and disbursements) suffered by the other through any breach of this representation, or in connection with the claim of any other person or broker alleging to have dealt with the indemnifying party with respect to this Lease.  Landlord shall compensate Broker pursuant to separate agreement.

Section 28.13         The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being, of the Land and Building (or the owner of a lease of the Building or the Land and Building), so that in the event of any sale or sales of the Land and Building or of said lease, or in the event of a lease of the Building, or of the Land and Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.  No general or limited partner or shareholder of Landlord (including any assignee or successor of Landlord) or other holder of any equity interest in Landlord shall be personally liable for the performance of Landlord’s obligations under this Lease.  The liability of Landlord (including any assignee or successor of Landlord) for Landlord’s obligations under this Lease shall be limited to Landlord’s interest in the Land and Building and Tenant shall not look to any of Landlord’s other assets in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations.  Landlord reserves the right, at any time, to convert the Building and or Land to condominium ownership, and upon such conversion, (i) this Lease shall be subject and subordinate to the applicable condominium documents and (ii) the owner of the unit or units of which the Premises forms a part shall be deemed to be the Landlord hereunder.

Section 28.14         The submission by Landlord of the Lease in draft form shall be deemed submitted solely for Tenant’s consideration and not for acceptance and execution.  Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the Lease and duplicate originals thereof shall have been delivered to the respective parties.

Section 28.15         Intentionally deleted.

Section 28.16         Tenant covenants to pay any occupancy or rent tax now in effect or hereafter enacted if the same applies to Tenant’s leasing of the Premises.  Alternatively, Tenant shall pay to Landlord upon demand as additional rent any occupancy tax or rent tax now in effect or hereafter enacted, if payable by Landlord in the first instance or hereafter required to be paid by Landlord.

Section 28.17         Tenant hereby represents and warrants to Landlord that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.  Tenant shall provide Landlord with corporate resolutions or other proof in a form acceptable to Landlord, authorizing the execution of the Lease at the time of such execution.  Tenant hereby represents to Landlord that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity.

Section 28.18         Tenant acknowledges that is has no rights to any development rights, “air rights” or comparable rights appurtenant to the Land and/or Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent, provided same does not prevent occupancy of the Premises by Tenant in the manner provided herein.  The provisions of this Section 28.18 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Land and/or Building.

ARTICLE 29

Layout and Finish

Section 29.01         Tenant shall, at Tenant’s sole expense, and as part of Tenant’s Changes, perform all the work (Tenant’s Work) in the Premises necessary for Tenant’s occupancy thereof, including, but not limited to all work as may be necessary to comply with all applicable laws (including without limitation, the Americans with Disabilities Act) or regulations and otherwise, subject to the provisions of this Lease.

Section 29.02         Provided Tenant is not in default of any term or condition of this Lease beyond the expiration of any applicable notice and cure periods, Landlord shall pay Tenant an allowance (Tenant’s Allowance), solely against the cost and expense incurred in connection with the performance of Tenant’s Work, including without limitation, fees payable to Tenant’s engineer and Tenant’s architect and the cost to file the final plans and obtain necessary permits (but excluding the costs of moving or to purchase any personal property), Tenant’s Allowance not to exceed $****.  In the event that the cost and expense of Tenant’s Work shall exceed this amount, Tenant shall be entirely responsible for such excess.  In no event shall more than the sum of $*** to be paid for fees payable to Tenant’s engineers or architects or for filing or permit fees.  Tenant’s Allowance shall be payable to Tenant upon written requisition in installments as Tenant’s Work progresses, but in no event more frequently than monthly.  The amount of each installment of Tenant’s Allowance payable pursuant to any such requisition shall be an amount equal to the actual costs paid by Tenant for

**** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

completed portions of Tenant’s Work referenced in such requisition (as evidenced by the paid invoices delivered to Landlord in accordance with the next sentence).  Prior to the payment of any such installment, Tenant shall deliver to Landlord such written requisition for disbursement which shall be accompanied by (1) paid invoices for the Tenant’s Work performed since the last disbursement subject to customary retentions; (2) a certificate signed by Tenant’s architect or an officer of Tenant certifying that the Tenant’s Work represented by the aforesaid invoices has been satisfactorily completed in accordance with the final plan; (3) partial lien waivers by contractors, subcontractors and all materialmen for all such work or, if then available, for work covered by the prior disbursement; and (4) with respect to the final disbursement of Tenant’s Allowance, all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover and a general release or final lien waivers from all contractors and subcontractors performing Tenant’s Work releasing Landlord from all liability for any Tenant’s Work.  At any and all times during the progress of Tenant’s Work, representatives of Landlord shall have the right of access to the Premises and inspection thereof and shall have the right to withhold all or any portion of Tenant’s Allowance (as shall be reasonably appropriate under the circumstances) as shall equal the cost of correcting any portions of Tenant’s Work which shall not have been performed in compliance with the provisions of the Lease if Tenant fails to correct same promptly after written notice from Landlord to do so; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection except to the extent of Landlord’s negligence or willful misconduct.

ARTICLE 30

Insurance

Section 30.01         Tenant covenants, at its expense, to provide prior to entry upon the Premises and to keep in force and effect during the term of this Lease or Tenant’s occupancy of the Premises (whichever is longer):  (1) commercial general liability insurance with respect to the Premises and its Appurtenances on an occurrence basis against claims for bodily injury and property damage with minimum limits of liability in amount of **** and

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00/*** Dollars ($***) combined single limit for bodily injury and property damage (including coverage for all operations of Tenant, products/completed operations, independent contractors, broad form property damage, personal injury liability and contractual liability coverage); (2) if the nature of Tenant’s business is such as to place all or any of its employees under workers’ compensation or similar statutes, workers’ compensation or similar insurance affording statutory coverage and containing statutory limits; and (3) all-risk property damage insurance (replacement cost coverage), including theft or attempted theft of, Tenant’s Property.  Tenant agrees to deliver to Landlord, at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, either an original policy or a certificate of insurance procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor.  Workers’ compensation insurance provided for in this Section may be procured by Tenant’s contractors.  Tenant will also furnish Landlord with evidence that Tenant’s contractors performing any Tenant’s Changes or other work in the Building are covered by insurance in amounts and of the types which are appropriate, in Landlord’s judgment, to the size and scope of Tenant’s Changes.

Section 30.02         All the aforesaid insurance shall be issued in the name of Tenant and name Landlord (and any designee(s) of Landlord) as additional insureds, and shall be written by one (1) or more responsible insurance companies licensed to do business in New York State; all such insurance may be carried under a blanket policy covering the Premises and any other of Tenant’s locations and shall contain endorsements that:  (1) Such insurance may not be canceled or amended with respect to Landlord (or its designee(s)) except upon thirty (30) days’ written notice by registered mail to Landlord (and such designee(s)) by the insurance company; (2) Tenant shall be solely responsible for payment of premiums and that Landlord (or its designee(s)) shall not be required to pay any premiums for such insurance; and (3) Tenant’s insurance shall be primary with any coverage provided by Landlord as excess and non-contributory.  The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Tenant’s liability under Section 5.01(k) hereof.

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Section 30.03         The minimum limits of the commercial general liability policy of insurance shall be subject to increase at any time, and from time to time, after the commencement of the fifth (5th) year of the term hereof if Landlord in the exercise of its reasonable judgment shall deem the same necessary for adequate protection.  Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with.  In case Tenant disputes the reasonableness of Landlord’s demand, the parties agree to submit the question of the reasonableness of such demand for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate whose determination shall be final and conclusive upon the parties hereto.  The right to dispute the reasonableness of any such demand by Landlord shall be deemed waived unless the same shall be asserted by Tenant by service of a notice in writing upon Landlord within ten (10) days after the giving of Landlord’s demand therefor.

Section 30.04         Landlord agrees to maintain both the types and amounts of insurance required by its mortgagee or, in the absence of a mortgage, what would be maintained by a comparable owner/operator of a comparable first-class midtown Manhattan office building.

ARTICLE 31

Security Deposit

Section 31.01         Simultaneously with the execution and delivery of this Lease by Tenant, Tenant has deposited with Landlord a letter of credit (in the form required by Section 31.06 hereof) in the amount of $****, as security for the full and faithful performance by Tenant of each and every term, covenant, condition and agreement of this Lease or any renewals or extensions thereof on Tenant’s part to be performed; it being expressly understood and agreed that Tenant shall pay rent for

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the last calendar month of the term hereof or of any renewals or extensions thereof promptly on the first day of such month.

In the event that (i) Tenant shall have been in full and faithful compliance since the Term Commencement Date with all of the terms, conditions, covenants and agreements of this Lease on its part to have been performed and (ii) Tenant shall have paid to Landlord all Fixed Rent and additional rent becoming due in a timely fashion in accordance with the terms of this Lease, then on the second (2nd) anniversary of the Rent Commencement Date the security deposited with Landlord shall be reduced to the sum of $***.  If conditions (i) and (ii) continue to be met, then on the fourth (4th) anniversary of the Rent Commencement Date the security deposited with Landlord shall be reduced to the sum of $***.  If conditions (i) and (ii) continue to be met, then on the sixth (6th) anniversary of the Rent Commencement Date the security deposited with Landlord shall be reduced to the sum of $***; provided however, there shall be no further reductions in the security deposit.

Landlord’s and Tenant’s rights to the security deposited hereunder, as reduced in accordance with the preceding paragraph, shall be the same as if those sums had been provided for as the original security deposited hereunder.

If Tenant shall fail to perform or observe, or shall breach or violate, any of the terms, covenants, conditions or agreements of this Lease, including but not limited to the payment of Fixed Rent or additional rent or any other charges beyond the expiration of any applicable notice and cure period, Landlord may use, apply or retain the whole or any part of such deposit to the extent required for the payment of any such Fixed Rent or additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s non-performance, non-observance, breach or violation of any of the terms, covenants, conditions or agreements of this Lease, including but not limited to, any damages or deficiency in the re-letting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other re-entry by Landlord.

Section 31.02         Landlord shall not be required so to use, apply or retain the whole or any part of said deposit, but if the whole or any part thereof is so used, applied or retained, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained.  If Tenant shall fully and faithfully comply with all the terms, covenants,

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conditions and agreements of this Lease, the deposit or any balance thereof remaining shall be returned to Tenant after the date fixed as the end of this Lease or of any renewal or extension thereof and after delivery of entire possession of the Premises to Landlord.  Landlord shall not be required to pay Tenant any interest on said security deposit.

Section 31.03         In the event of a sale, transfer or lease of the parcel of Land or a sale, transfer or lease of Land and/or Building or a sale or transfer of any such lease, Landlord may transfer or assign the security so deposited or any balance thereof remaining to the vendee, transferee or lessee, as the case may be, and Landlord shall thereupon be released from all liability for the return of such security, and Tenant, in each such instance, shall look solely to each vendee, transferee or lessee, as the case may be, for the return of such security.  It is further agreed that the provisions hereof shall apply to every such sale, transfer or lease and to every such transfer or assignment made of such security.

Section 31.04         Tenant shall not assign or encumber or attempt to assign or encumber any security deposited hereunder and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 31.05         In no event shall the security deposited hereunder be construed as liquidated damages or in any way limit Landlord’s right to recover damages or any sum due Landlord hereunder or permitted by law.  If this Lease shall be assigned, the security deposit shall be deemed assigned to the assignee, and Landlord shall have no liability to return the same to the assignor.

Section 31.06         The letter of credit required by this Article 31 shall be an irrevocable commercial letter of credit in the aggregate amount from time to time required in Section 31.01, which letter of credit shall be in the form attached hereto as Exhibit E and issued by a commercial bank acceptable to Landlord, payable upon the presentation by Landlord to such bank of one or more sight drafts in form acceptable to Landlord, without presentation of any other documents, statements or authorizations, which letter of credit shall provide (i) for the continuance of such credit for a period of at least one year from the date of its issuance, (ii) for the automatic extension of such letter of credit for additional periods of one year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such letter of credit for at least three months beyond the end of the term of this Lease) unless such bank gives Landlord notice by certified mail, return receipt requested, postage prepaid, of its intention not to renew such letter of credit (which notice shall be addressed to Landlord as provided in this Lease) not less than 30 days prior to the initial or any future expiration date of such letter of credit and (iii) that in the event such notice is given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such letter of credit and hold and apply the proceeds thereof in accordance with the provisions of this Article 31.  Each letter of credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the full and faithful performance and observance by Tenant of each and every term, covenant, condition and agreement of this Lease as provided in this Article 31, and in the event that (a) Tenant is in default (x) in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed under this Lease (except the payment of Fixed Rent, additional rent or other charges due and payable under this Lease) beyond the applicable cure period or (y) in the payment of Fixed Rent, additional rent or other charges due and payable under this Lease after the expiration of any applicable grace period, or (b) Landlord transfers its right, title and interest under this Lease to a third party and such letter of credit is not transferable to such third party, without cost to Landlord, five (5) days after Landlord’s request and to whom Landlord designates, or (c) notice is given by the bank issuing such letter of credit that it does not intend to renew the same, then, in any such event, Landlord may draw on such letter of credit and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided in this Article 31.

ARTICLE 32

Extension Option

Section 32.01         (a)           Provided that both at the time of the exercise of the Extension Option (herein defined) and at the time of the commencement of the Extended Term (as hereinafter defined):  (i) this Lease shall be in full force and effect, (ii) Tenant shall not be in default under this Lease beyond any applicable notice and cure period, and (iii) this Lease has not been assigned (except as permitted pursuant to Section 25.02 hereof) nor has any part of the Premises been sublet and Tenant is in occupancy of the entire Premises, Tenant shall have the option (Extension Option) to unconditionally extend the term of this Lease as it relates to all and not a portion of the Premises for *** (***) ***-year period commencing on the day after the Expiration Date (Extended Term).  Tenant shall exercise the Extension Option by written notice to Landlord given no later than the date which is fifteen (15) months prior to the Expiration Date (time being of the essence as to such date) and once Tenant exercises the Extension Option, Tenant may not thereafter revoke such exercise.  If any of the conditions (i) through (iii) above are not fulfilled, the Extension Option shall be void and of no further force or effect.

(b)           If Tenant does not exercise the Extension Option during the applicable time period specified in the preceding paragraph, the Extension Option shall unconditionally lapse and be of no further force and effect.

(c)           Any such Extended Term shall be on the same terms and conditions as are contained in this Lease with respect to the initial term, except that (i) Tenant shall take the Premises in “as-is” condition and Landlord shall have no obligation to make any improvements or alterations to the Premises or provide any improvement allowance to Tenant; and (ii) the Fixed Rent during the Extended Term shall be equal to the greater of (y) ****% of the fair market rent for the Premises as of the commencement of the Extended Term (Fair Market Rent) or (z) an amount equal to the sum of the Fixed Rent and all Article 26 additional rent payable under this Lease for the month immediately prior to the Extended Term.  After Landlord receives Tenant’s notice that Tenant desires to exercise the Extension Option in the time period set forth above, Landlord shall deliver to Tenant Landlord’s determination of Fair Market Rent on or before six (6) months prior to the Expiration Date and the following shall apply thereto:

Within ten (10) business days after its receipt of Landlord’s determination of Fair Market Rent for the Premises (time being of the essence), Tenant shall notify Landlord whether it accepts or disputes such determination.  Tenant’s failure to notify Landlord of acceptance or dispute shall constitute an acceptance of Landlord’s determination.  In the event that Tenant

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disputes Landlord’s determination of Fair Market Rent, Tenant shall include in such notice its determination of Fair Market Rent and in such case, Landlord and Tenant, each having made an effort to come to an agreement, nevertheless disagree as to the appropriate Fair Market Rent, then such dispute shall be resolved and Fair Market Rent shall be determined as follows:

Within twenty (20) days after the date of Tenant’s notice disputing Landlord’s determination, Landlord and Tenant shall each appoint an expert and said experts shall determine Fair Market Rent.  The date upon which the second of said experts is appointed is herein referred to as the “Arbitration Commencement Date”.  If said experts cannot mutually agree upon Fair Market Rent within fifteen (15) days after the Arbitration Commencement Date, then within twenty (20) days after the Arbitration Commencement Date, they shall jointly appoint a third expert who shall determine Fair Market Rent on or before the date which is thirty (30) days after the Arbitration Commencement Date.  If the two experts selected by Landlord and Tenant cannot agree on a third expert within twenty (20) days after the Arbitration Commencement Date, then the third expert shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the City of New York), upon request of either Landlord or Tenant, or both, as the case may be.  Within ten (10) days after such appointment, said expert shall determine Fair Market Rent.  The determination of the third expert, whether or not approved by the experts appointed by Landlord and Tenant, shall be final;  provided, however, that the third expert shall assign a value to Fair Market Rent which falls within the range of value established by the two determinations of Fair Market Rent made by the two experts selected by Landlord and Tenant.  If, for any reason whatsoever, a written decision of the experts appointed by Landlord and Tenant, or the third expert, as the case may be, shall not be rendered within forty-five (45) days after the Arbitration Commencement Date, then at any time thereafter before such decision shall have been rendered, either Landlord or Tenant may apply to the Supreme Court of the State of New York, New York County, by action, proceeding or otherwise as may be proper, to determine the question in dispute consistent with the provisions of the Lease.  In determining Fair Market Rent, the experts shall give appropriate consideration to all relevant factors.  Each party shall pay for its own costs and expenses in connection with its selection and use of its initial expert.  The parties shall share equally in the costs and expenses incurred in connection with the selection and use of the third expert.  Each expert appointed pursuant to this paragraph shall be a licensed real estate broker with no less than ten (10) years of commercial real estate experience with first class office buildings in midtown Manhattan.

(d)           In the event that Fair Market Rent is not established by the Expiration Date, then Tenant shall pay Fixed Rent at the rate of the annualized Fixed Rent and additional rent payable by Tenant for the last full calendar month immediately proceeding the commencement of the Extended Term until such Fair Market Rent determination shall have occurred at which time there shall be an equitable adjustment of the Fixed Rent payable during the Extended Term as provided for in this Lease (taking into account the Fixed Rent previously paid by Tenant during the Extended Term).

ARTICLE 33

Right of First Offering

Section 33.01         (a)           For purposes of this Lease, the “First Offering Space” shall mean the entire rentable portion of the *** (***) floor of the Building, as substantially shown and hatched on the rental plan annexed hereto as Exhibit F.  The parties agree that the First Offering Space comprises 23,980 rentable square feet.

(b)           Provided Tenant is not in default under the terms and conditions of this Lease after notice and the expiration of applicable cure periods either as of the date of the giving of “Tenant’s First Notice” or the “First Offering Space Inclusion Date” (as such terms are hereinafter defined), then if Landlord desires to offer for lease the First Offering Space after it shall become available for leasing, subsequent to Landlord first leasing any of such First Offering Space to third parties after the date hereof (it being understood that Tenant’s rights under this Section 33 shall not become effective with respect to any portion of such First Offering Space unless and until the same has been leased to a third party and such First Offering Space shall subsequently become vacant and available for leasing and then only with respect to the portion that was previously leased), then Landlord, before offering such First Offering Space to anyone other than the currently existing tenant as of the Term Commencement Date of any portion of the First Offering Space (or their successors or affiliates) or their assignees or subtenants (such currently existing tenant is hereinafter called a “Priority Tenant”), shall offer to Tenant the right to include such First Offering Space which Landlord desires to offer for lease within the Premises upon all the terms and conditions of this Lease (including the provisions of Article 26 with the base years specified therein), except that:

(A)          the fixed rent with respect to such First Offering Space shall be at a rate equal to the Fair Market Rent for such First Offering Space which shall be determined by Landlord in the same manner as Article 32 hereof, as of the First Offering Space Inclusion Date and shall be set forth in a written notice to Tenant.

(B)           effective as of the First Offering Space Inclusion Date, for purposes of calculating the additional rent payable pursuant to Article 26 hereof, allocable to

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such First Offering Space, Tenant’s Proportionate Share shall be deemed to be ****%.

Such offer shall be made by Landlord to Tenant in a written notice (First Offer Notice), which offer shall designate the First Offering Space, the date Landlord believes such space will be available for Tenant’s occupancy (Estimated Inclusion Date), and shall specify the fixed rent payable with respect to any such First Offering Space, determined in accordance with the provisions of Section 33.01(b)(A) hereof.

Section 33.02         (a)           Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (Tenant’s First Notice) (subject, however, to the provisions of Section 33.04 hereof) of such offer within ten (10) days after delivery by Landlord of the First Offer Notice to Tenant.  The First Offering Space designated in the First Offer Notice shall be added to and included in the Premises on the later to occur of (i) the day that Tenant exercises its option as aforesaid, or (ii) the date such First Offering Space shall be delivered to Tenant vacant, unleased and free of occupants (First Offering Space Inclusion Date).  Time shall be of the essence with respect to the giving of Tenant’s First Notice.

(b)           If Tenant does not accept the First Offer Notice by delivering to Landlord Tenant’s First Notice within the time period set forth in Section 33.02(a), Tenant shall be deemed to have unconditionally waived its rights under this Article 33, and Landlord shall at any and all times thereafter be entitled to lease all or any portion of the First Offering Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire, whether such rental is the same as that offered to Tenant or more or less favorable.  Tenant shall, within five (5) days after Landlord’s request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid, but no such instrument shall be necessary to make the provisions hereof effective.

Section 33.03         If any First Offering Space shall not be available for Tenant’s occupancy on the Estimated Inclusion Date for any reason, including the holding over of the prior tenant, then Landlord and Tenant agree that the failure to have such

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First Offering Space available for occupancy by Tenant shall in no way affect the validity of this Lease or the inclusion of such First Offering Space in the Premises or the obligations of Landlord or Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease or impose any liability on Landlord, and for the purpose of this Article 33, the First Offering Space Inclusion Date shall be deferred to and shall be the date such First Offering Space is delivered to Tenant vacant, unleased and free of occupants.  The provisions of this Section 33.03 are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.  Notwithstanding the foregoing provisions of this Section 33.03, if any First Offering Space shall not be available for Tenant’s occupancy for any reason on or before the first (1st) anniversary of the Estimated Inclusion Date, then Tenant may, as its sole remedy, rescind the exercise of its option under this Article 33 with respect thereto by giving notice of such rescission to Landlord within fifteen (15) days after the first (1st) anniversary of the Estimated Inclusion Date.

Section 33.04         (a)           In the event that Tenant disputes the amount of the Fair Market Rent specified in the First Offer Notice, then at any time on or before the date occurring twenty (20) days after Tenant has received the First Offer Notice, provided that Tenant shall have given Tenant’s First Notice, Tenant may initiate the arbitration process provided for in Article 32 of this Lease, and such provisions shall apply to the determination of Fair Market Rent for the First Offering Space.  If Tenant fails to initiate the arbitration process within the aforesaid twenty (20) day period, time being of the essence, then Landlord’s determination of the fixed rent set forth in the First Offer Notice shall be conclusive.

(b)           In the event that Fair Market Rent is not established by the First Offering Space Inclusion Date, then Tenant shall pay Landlord’s determination of Fair Market Rent pending final determination.  In the event that the Fair Market Rent is later determined to be less than Landlord’s determination of Fair Market Rent, Tenant shall thereafter pay as a Fixed Rent only the Fixed Rent thus determined and Landlord shall promptly refund to Tenant any excess previously paid by Tenant to Landlord.  In the event that the Fair Market Rent is later determined to be greater than Landlord’s determination of Fair Market Rent, Tenant shall thereafter pay as a Fixed Rent the Fixed Rent thus determined and Tenant shall promptly pay to

Landlord any deficiency in the Fixed Rent previously paid by Tenant to Landlord.

Section 33.05         Tenant agrees to accept the First Offering Space in its condition and state of repair existing as of the First Offering Space Inclusion Date and understands and agrees that Landlord shall not be required to perform any work,  supply any materials or incur any expense to prepare such space for Tenant’s occupancy.

Section 33.06         The termination of this Lease during the term of this Lease shall also terminate and render void all of Tenant’s options or elections under this Article 33 whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease.  None of Tenant’s options or elections set forth in this Article 33 may be severed from this Lease or separately sold, assigned or transferred.

Section 33.07         Notwithstanding any language to the contrary contained in this Article 33, the rights granted to Tenant hereunder shall be at all times subject and subordinate to the election of any current tenant of the First Offering Space to extend the term of its lease with respect thereto, whether such election is made pursuant to any provision within its lease or otherwise.

ARTICLE 34

Telecommunications Conduit

Section 34.01         Landlord hereby leases to Tenant, as part of the Premises for the term of this Lease, the conduit space described below (the “Conduit Space”).  Tenant shall use the Conduit Space solely for telecommunications cable to connect the Premises to the telecommunications room on the C-1 level of the Building.  The Conduit Space is and shall be contained within up to two (2) 4-inch conduits running from the Premises to the telecommunications room on the C-1 level of the Building in locations as approved by Landlord.  Tenant shall have sixty (60) days after the date hereof in which to elect what Conduit Space it shall lease from Landlord hereunder.  Access to the conduit closet on each such floor shall, at Landlord’s election, be restricted so that no entry to the closet will be permitted unless Landlord’s designated contractor or other representative is present.  Landlord may require any installation of any conduits or any cable in the Conduit Space or any connection of Tenant’s cable to the Premises or, if permitted by Landlord, cable of other tenants in the Building, to be performed by contractors selected by Tenant and approved by Landlord.  All costs of such running of conduit, cable, installations, connections and the ongoing use and maintenance of such items shall be at Tenant’s sole cost and expense.  Tenant shall pay Landlord any reasonable costs reasonably incurred by Landlord in connection with such running of conduit, cable, installations, connections and ongoing use and maintenance within thirty (30) days after Landlord’s delivery to Tenant of a bill for such items.  Any use by Tenant under this Article 34 of the Conduit Space and cable, connecting lines or conduit shall comply with all applicable legal or insurance requirements, the other provisions of this Lease, and such Building rules and regulations as are adopted by Landlord from time to time, and shall not interfere in any way with the operation of the Building or with the use by any other tenant of the Building of such tenant’s premises or the common areas of the Building.  All required cabling, connecting lines or conduit shall be installed out of sight.  Prior to any installation of cable, connecting lines or conduit in the Conduit Space, Tenant shall obtain Landlord’s written approval as set forth in Section 5.01(e) of this Lease as if the Conduit Space were part of the Premises.  In no event may any conduit, cabling or connecting lines be run to any other service provider or any other tenant or occupant of the Building, unless expressly consented to in writing by Landlord.

Section 34.02         Tenant agrees to pay Landlord additional rent during the term of this Lease for the Conduit Space (as Tenant may elect to lease hereunder) in the amount of $**** per month commencing on the start of the installation of such conduit, subject to adjustment as provided below.  All installments of such additional rent shall be due and payable to Landlord on the first day of each month or portion of a month throughout the term of this Lease, together with Tenant’s Fixed Rent and additional rent.  The amount of such monthly conduit rent shall be adjusted annually in accordance with the percentage increase of the “Consumer Price Index for Urban Wage Earners and

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Clerical Workers” (1982-84=100) specified for “All Items”, published by the Bureau of Labor Statistics of the U.S. Department of Labor, relating to New York, NY and Northeastern NJ, for urban wage earners and clerical workers, between the date of such adjustment and the date such monthly conduit rent was last adjusted (or the date of this Lease).  Notwithstanding the foregoing, Landlord waives any charge for the first conduit Tenant may elect to lease and the $**** per month charge (subject to increase as herein provided) shall apply only to the second conduit.

Section 34.03         Tenant hereby agrees to defend, indemnify and hold harmless the Indemnitees from and against any and all claims (including but not limited to claims for bodily injury or property damage), actions, mechanic’s liens, losses, liabilities, and expenses (including reasonable attorney fees and reasonable costs of defense by Landlord’s legal counsel), which may arise from Tenant’s installation, operation, use, maintenance or removal of cable, connecting lines or conduit pursuant to this Article 34 and Section 5.01(k) of this Lease.  Similarly, Tenant shall pay, within twenty (20) days after demand, by Landlord the reasonable costs to repair any damage to the Building caused by such installation, operating, use, maintenance or removal, except to the extent any such costs are caused by the negligence or willful misconduct of the Indemnitees or their agents.  Tenant hereby waives and releases the Indemnitees from any claims Tenant may have at any time (including but not limited to claims relating to interruptions in services) arising out of or relating in any way to the installation, operating, use, maintenance or removal of cable, connecting lines, conduit or interduct described in this Article 34.  In no event shall any Indemnitee by liable to Tenant for lost profits or consequential, incidental or punitive damages of any kind.

Section 34.04         Tenant agrees that, upon the expiration or termination of the Lease, Tenant (or, at Landlord’s election, the contractor designated by Landlord) shall promptly remove, at Tenant’s sole cost and expense, all cable, connecting lines, conduit and other installations installed under this Article 34, restore (in the manner prescribed by Landlord) those portions of

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the Premises and Building to the condition existing immediately prior to their installation and repair any damage to the Premises or Building caused by such removal.  If Tenant fails to perform any of its obligations pursuant to this Section 34.04, Landlord may do so, in which case Tenant agrees, within twenty (20) days after demand, to pay Landlord’s reasonable costs of performing such obligations, including Landlord’s reasonable administrative fee.  Landlord may elect to have Tenant not remove the items pursuant to this Section 34.04.

Section 34.05         Except as explicitly provided otherwise herein, Tenant’s obligations under this Article 34 for the protection of the Building, the Indemnitees, and third parties, including, without limitation, Tenant’s obligations regarding maintenance, repairs, mechanic liens, insurance, reasonable attorney fees and costs of suit, shall apply in the same fashion with respect to Tenant’s use of the Conduit Space and the cable, connecting lines or conduit described in this Article 34 as they do with respect to Tenant’s use of the rest of the Premises.

ARTICLE 35

Quiet Enjoyment

Section 35.01         Landlord covenants that if and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the ground leases and/or underlying leases and/or mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

PARAMOUNT GROUP, INC., as Agent for
1177 AVENUE OF THE AMERICAS, L.P.
(Landlord)

By:
Roger S. Newman
Senior Vice President

ARCHIPELAGO HOLDINGS, INC.
(Tenant)

By:
Name:
Title:

Tenant’s Federal Tax Identification Number
is:

State of                           )

                                   ) ss.:

County of                          )

On the                   day of                                 in the year             before me, the undersigned, a Notary Public in and for said State, personally appeared                                                               personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

SEAL

91

RULES AND REGULATIONS

1.             The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises and Tenant shall not permit any of its employees, agents or invitees to congregate in or otherwise interfere with the use and enjoyment of any of said areas.  Fire exits and stairways are to be used for emergency purposes only.  No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

2.             No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung, in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord.  Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3.             No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Premises or the Building without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule.  Interior signs, and lettering on doors, elevator cabs and any Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4.             The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air conditioning enclosures.

5.             No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

6.             The water and wash closets and other plumbing fixtures and the HVAC vents or registers and other HVAC fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids, vapors or other substances shall be thrown or deposited therein or upon any adjoining buildings or land or the street.  All damages resulting from any violation of the foregoing shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same.  Any cuspidors or containers or receptacles used as such in the Premises, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of Tenant.

7.             Except as set forth in Article 5, Tenant shall not mark, paint, drill into, or in any way deface, any part of the Premises or the Building.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.  No telephone or other telecommunication wires or instruments shall be introduced into the Building by any Tenant except as approved by Landlord.

8.             No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the Premises.

9.             No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the sole judgment of Landlord, might disturb other tenants of the Building, shall be made or permitted by any tenant.  Nothing shall be done or permitted in the Premises by any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

10.           No tenant, nor any tenant’s servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.  Nothing shall be done in the Premises which shall in Landlord’s sole judgment interfere with or impair any of the Building’s equipment or systems.

11.           Any locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key.  Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.  Landlord shall be afforded, upon its demand, prompt access to all machine, mechanical and/or utility rooms located within the Premises along with all keys for any locks for such rooms.

12.                                 All removals, or the carrying in, out of or within the Building of any safes, freight, furniture, packages, boxes, crates, papers, office materials, cartes or other devices used to distribute same or any other object or matter of any description must take place during such hours and in such elevators and through such Building entrances as Landlord or its agent may determine from time to time which may involve overtime work for Landlord’s employees or agents for which Tenant shall reimburse Landlord.  Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.  No messengers or couriers shall be permitted in any portion of the Building except as designated by Landlord.  Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose Premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the Premises of such tenant.  Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises or the Building under the provisions of this Rule 12 or of Rule 16 hereof.

13.                                 Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency.  Tenant shall not engage or pay any employee on the Premises, except those actually working for tenant on the Premises nor advertise for laborers giving an address at the Premises.  Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used for manufacturing or for the sale at retail or auction of merchandise, goods or property of any kind.

14.                                 No tenant shall obtain, purchase or accept for use in the Premises ice, drinking water, food, coffee cart, beverage, towel, barbering, bootblacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services.  Such services shall be furnished only at such hours, in such places within the Premises, and under such regulations, as may be fixed by Landlord.  It is expressly understood that Landlord assumes no responsibility for the acts, omissions, misconduct or other activities of the purveyors of such services unless due to the sole negligence of Landlord or its agents, employees, officers or partners.

15.                                 Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s sole judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

16.                                 Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon tenant who do not present a pass to the Building signed by tenant.  Landlord also reserves the right to exclude from the Building at any time any person whose presence in the Building shall in Landlord’s sole judgment be a detriment to the safety, character, security, reputation or interest of the Building.  Tenant shall furnish Landlord with a facsimile of such pass.  All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register.  Tenant shall be responsible for all persons to whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

17.                                 Tenant, before closing and leaving the Premises at any time, shall see that all operable windows are closed and all lights are turned out.  All entrance doors in the Premises shall be left locked by tenant when the Premises are not in use.  Entrance doors shall not be left open at any time.

18.                                 Tenant shall, at tenant’s expense, provide artificial light and electric energy for the employees of Landlord and/or Landlord’s contractors while doing janitor service or other cleaning in the Premises and while making repairs or alterations in the Premises.

19.                                 The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20.                                 The requirements of tenants will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21.                                 Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

22.                                 There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.  No hand trucks shall be used in any passenger elevators.

23.                                 Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance.  No cooking (except small scale microwaving) shall be done in the Premises except as is expressly permitted in the foregoing Lease.

24.                                 All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials and certification of the materials’ fire-retardant characteristics shall be submitted to and approved by Landlord, and such materials shall be installed in a manner approved by Landlord.

25.                                 All contractors rendering any service to Tenant shall be referred to Landlord for approval and supervision prior to performing such services.  This applies to all work performed in the Building of whatsoever nature.  Tenant shall use only the freight or service elevator for all deliveries and only at hours prescribed by Landlord.  Bulky materials (as reasonably determined by Landlord) may not be delivered during Business Hours but only thereafter.  Tenant’s contractors working in the Building must enter or exit only by way of the freight or service elevator.  Any work performed by Tenant’s contractors during non-business days or during the hours determined by the Building on business days will necessitate the use of the freight or service elevator (with operator), a security guard and a stand-by engineer, the cost of which Tenant agrees to pay Landlord.

26.                                 Tenant shall not at any time directly or indirectly employ, permit the employment of, or contract for any service provider, contractor, mechanic or laborer in the Premises, whether in connection with any alteration or otherwise, if such employment or contract will interfere or conflict with any other service provider, contractor, mechanic or laborer engaged in the construction, maintenance or operation of the Building, or any part thereof, by Landlord.  Upon Landlord’s demand, Tenant shall take all measures to cause all of its service providers, contractors, mechanics or laborers causing such interference or conflict to leave the Building promptly, or shall take whatever action requested by Landlord necessary to end such conflict.

27.                                 Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building.  No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

EXHIBIT A

RENTAL PLAN

A-1